Exhibit 99.1

Supplemental Package
For the Quarter Ended December 31, 2015

Forest City Realty Trust, Inc. and Subsidiaries - Supplemental Package
Fourth Quarter 2015
This supplemental package, together with other statements and information publicly disseminated by us, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements reflect management’s current views with respect to financial results related to future events and are based on assumptions and expectations that may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial or otherwise, may differ, perhaps materially, from the results discussed in the forward-looking statements. Risk factors discussed in Item 1A of our Form 10-K for the year ended December 31, 2015 and other factors that might cause differences, some of which could be material, include, but are not limited to, our ability to qualify or to remain qualified as a REIT, our ability to satisfy REIT distribution requirements, the impact of issuing equity, debt or both, and selling assets to satisfy our future distributions required as a REIT or to fund capital expenditures, future growth and expansion initiatives, the impact of the amount and timing of any future distributions, the impact from complying with REIT qualification requirements limiting our flexibility or causing us to forego otherwise attractive opportunities beyond rental real estate operations, the impact of complying with the REIT requirements related to hedging, our lack of experience operating as a REIT, legislative, administrative, regulatory or other actions affecting REITs, including positions taken by the Internal Revenue Service, the possibility that our Board of Directors will unilaterally revoke our REIT election, the possibility that the anticipated benefits of qualifying as a REIT will not be realized, or will not be realized within the expected time period, the impact of current lending and capital market conditions on our liquidity, our ability to finance or refinance projects or repay our debt, the impact of the slow economic recovery on the ownership, development and management of our commercial real estate portfolio, general real estate investment and development risks, using modular construction as a new construction methodology and owning a factory to produce modular units, litigation risks, vacancies in our properties, risks associated with developing and managing properties in partnership with others, competition, our ability to renew leases or re-lease spaces as leases expire, illiquidity of real estate investments, bankruptcy or defaults of tenants, anchor store consolidations or closings, the impact of terrorist acts and other armed conflicts, our substantial debt leverage and the ability to obtain and service debt, the impact of restrictions imposed by our credit facility and senior debt, exposure to hedging agreements, the level and volatility of interest rates, the continued availability of tax-exempt government financing, our ability to receive payment on the notes receivable issued by Onexim in connection with their purchase of our interests in the Barclays Center and the Nets, the impact of credit rating downgrades, effects of uninsured or underinsured losses, effects of a downgrade or failure of our insurance carriers, environmental liabilities, competing interest of our directors and executive officers, the ability to recruit and retain key personnel, risks associated with the sale of tax credits, downturns in the housing market, the ability to maintain effective internal controls, compliance with governmental regulations, increased legislative and regulatory scrutiny of the financial services industry, changes in federal, state or local tax laws, volatility in the market price of our publicly traded securities, inflation risks, cybersecurity risks, cyber incidents, conflicts of interest, and risks related to our organizational structure including operating through our Operating Partnership and our UPREIT structure, as well as other risks listed from time to time in the company’s SEC filings, including but not limited to, the company’s annual and quarterly reports. We have no obligation to revise or update any forward-looking statements, other than as imposed by law, as a result of future events or new information. Readers are cautioned not to place undue reliance on such forward-looking statements.

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Financial and Operating Information

Corporate Description
We principally engage in the ownership, development, management and acquisition of commercial and residential real estate and land throughout the United States. We have approximately $10.0 billion of consolidated assets in 24 states and the District of Columbia at December 31, 2015. Our core markets include Boston, Chicago, Dallas, Denver, Los Angeles, Philadelphia and the greater metropolitan areas of New York City, San Francisco and Washington D.C. We have regional offices in Boston, Dallas, Denver, Los Angeles, New York City, San Francisco, Washington, D.C. and our corporate headquarters in Cleveland, Ohio.
REIT Conversion
On January 13, 2015, the board of directors of Forest City Enterprises, Inc., our predecessor, approved a plan to pursue conversion to REIT status. On May 29, 2015, Forest City Enterprises, Inc. formed Forest City Realty Trust, Inc. (with its subsidiaries, the “Company”) as a Maryland corporation and wholly-owned subsidiary of Forest City Enterprises, Inc. On October 20, 2015, the shareholders of Forest City Enterprises, Inc. approved and adopted the merger agreement that implemented the restructuring of Forest City Enterprises, Inc. into a holding company so as to facilitate its conversion to a REIT.
Pursuant to the merger agreement, effective as of 11:59 pm, Eastern Time, on December 31, 2015 (the “Effective Time”), (i) a wholly-owned subsidiary of the Company merged with and into Forest City Enterprises, Inc., with Forest City Enterprises, Inc. as the surviving corporation, (ii) each outstanding share of Forest City Enterprises, Inc. Class A common stock, par value $.33 1/3 per share, and Class B common stock, par value $.33 1/3 per share, automatically converted into one share of Forest City Realty Trust, Inc. Class A common stock, $.01 par value per share, and Class B common stock, $.01 par value per share, respectively, (iii) Forest City Enterprises, Inc. became a wholly-owned subsidiary of the Company and (iv) the Company became the publicly-traded New York Stock Exchange-listed parent company that succeeded to and continued to operate substantially all of the existing businesses of Forest City Enterprises, Inc. and its subsidiaries. In addition, each share of Class A common stock of Forest City Enterprises, Inc. held in treasury at December 31, 2015 ceased to be outstanding at the Effective Time of the Merger, and a corresponding adjustment was recorded to Class A common stock and additional paid-in capital. Immediately following the merger, Forest City Enterprises, Inc. converted into a Delaware limited partnership named “Forest City Enterprises, L.P.” (the “Operating Partnership”).
In this supplemental package, unless otherwise specifically stated or the context otherwise, all references to “the Company,” “Forest City,” “we,” “our,” “us” and similar terms refer to Forest City Enterprises, Inc. and its consolidated subsidiaries prior to the Effective Time and Forest City Realty Trust, Inc. and its consolidated subsidiaries, including the Operating Partnership, as of the Effective Time and thereafter.
Company Operations
As of January 1, 2016, we believe that we are organized in a manner that enables us to qualify, and intend to operate in a manner that will allow us to continue to qualify, as a real estate investment trust (“REIT”) for federal income tax purposes. As such, we intend to elect REIT status for our taxable year ending December 31, 2016, upon filing the 2016 Form 1120-REIT with the Internal Revenue Service on or before September 15, 2017.
We hold substantially all of our assets, and conduct substantially all of our business, through the Operating Partnership. We are the sole general partner of the Operating Partnership and, as of December 31, 2015, following the conversion of Forest City Enterprises, Inc. into the Operating Partnership, we directly or indirectly own all of the limited partnership interests in the Operating Partnership.
We hold and operate certain of our assets through one or more taxable REIT subsidiaries (“TRSs”). A TRS is a subsidiary of a REIT that is subject to applicable corporate income tax. Our use of TRSs enables us to continue to engage in certain businesses while complying with REIT qualification requirements and also allows us to retain income generated by these businesses for reinvestment without the requirement of distributing those earnings. The non-REIT qualified businesses that we hold through TRSs primarily include our investments in our Land Development Group, Barclays Center arena and the Brooklyn Nets (the “Nets”), a member of the National Basketball Association (“NBA”) (subsequently sold in January 2016), B2 BKLYN, an apartment building under construction in Brooklyn, New York, military housing operations (subsequently sold in February 2016), and Pacific Park Brooklyn project. In the future, we may elect to reorganize and transfer certain assets or operations from our TRSs to other subsidiaries, including qualified REIT subsidiaries.

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Financial and Operating Information

We operate through five reportable operating segments. The Commercial Group, Residential Group and Land Development Group (collectively, the “Real Estate Groups”) represent four reportable operating segments:

•
Commercial Group owns, develops, acquires and operates regional malls, specialty/urban retail centers, office and life science buildings and mixed-use projects. Additionally, it operated Barclays Center, a sports and entertainment arena located in Brooklyn, New York, which is reported as a separate operating segment (“Arena”). The Arena, which was disposed of during January 2016, is classified as held for sale and reported in discontinued operations for all periods presented.

•
Residential Group owns, develops, acquires and operates residential rental properties, including upscale and middle-market apartments, adaptive re-use developments, for-sale condominium projects and subsidized senior housing. Additionally, it owns interests in entities that develop and manage military family housing, which was disposed of during February 2016.

•	Land Development Group acquires and sells both land and developed lots to residential, commercial and industrial customers at our Stapleton project in Denver, Colorado.
Corporate Activities is the other reportable operating segment, which includes our equity method investment in the Nets, which was disposed of during January 2016. The Nets is classified as held for sale and is reported in discontinued operations for all periods presented.

Supplemental Financial and Operating Information
We recommend this supplemental package be read in conjunction with our Form 10-K for the year ended December 31, 2015. This supplemental package contains information prepared in accordance with generally accepted accounting principles (“GAAP”) under the full consolidation accounting method and information prepared under the pro-rata consolidation method, a non-GAAP measure. We present certain financial amounts under the pro-rata consolidation method because we believe this information is useful to financial statement users as this method reflects the manner in which we operate our business. We believe the non-GAAP financial and operating information presented under the pro-rata consolidation method, net operating income (“NOI”), comparable NOI, Funds From Operations (“FFO”), Operating FFO, Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) and Adjusted EBITDA are necessary to understand our business and operating results, along with net earnings and other GAAP measures. Our financial statement users can use these non-GAAP measures as supplementary information to evaluate our business. Our non-GAAP measures are not intended to be performance measures that should be regarded as alternatives to, or more meaningful than, our GAAP measures.

Consolidation Methods
In line with industry practice, we have a number of investments in which our economic ownership is less than 100% as a means of procuring opportunities and sharing risk. Under GAAP, the full consolidation method is used to report assets and liabilities at 100% if deemed to be under our control or if we are deemed to be the primary beneficiary of the variable interest entity (“VIE”), even if our ownership is not 100%. Under the pro-rata consolidation method, we generally present our investments proportionate to our economic share of ownership. We provide reconciliations from the full consolidation method to the pro-rata consolidation method throughout this supplemental package.

FFO
The majority of our peers in the publicly traded real estate industry are REITs and report operations using FFO as defined by the National Association of Real Estate Investment Trusts (“NAREIT”). Although we did not operate as a REIT for the periods presented in this supplemental package, we believe it is important to publish this measure to allow for easier comparison of our performance to our peers. The major difference between us and our REIT peers is that we were a taxable entity and any taxable income we generated could result in payment of federal or state income taxes. Our REIT peers typically do not pay federal or state income taxes on their qualified REIT investments, but distribute a significant portion of their taxable income to shareholders. Due to our effective tax management policies, we have not historically been a significant payer of income taxes. This has allowed us to retain our internally generated cash flows but has also resulted in large non-cash expenses for deferred taxes as required by GAAP.

FFO is defined by NAREIT as net earnings excluding the following items at our proportionate share: i) gain (loss) on full or partial disposition of rental properties, divisions and other investments (net of tax); ii) non-cash charges for real estate depreciation and amortization; iii) impairment of depreciable real estate (net of tax); and iv) cumulative or retrospective effect of change in accounting principle (net of tax).

In connection with our conversion to REIT status, we were required to reverse our net deferred tax liabilities related to our subsidiaries that will be held as qualified REIT investments of $588,607,000 during the three months ended December 31, 2015, which we have excluded from our December 31, 2015 FFO calculation.

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Financial and Operating Information

Operating FFO
In addition to reporting FFO, we report Operating FFO as an additional measure of our operating performance. We believe it is appropriate to adjust FFO for significant items driven by transactional activity and factors relating to the financial and real estate markets, rather than factors specific to the on-going operating performance of our properties. We use Operating FFO as an indicator of continuing operating results in planning and executing our business strategy. Operating FFO should not be considered to be an alternative to net earnings computed under GAAP as an indicator of our operating performance and may not be directly comparable to similarly-titled measures reported by other companies.

We define Operating FFO as FFO adjusted to exclude: i) impairment of non-depreciable real estate; ii) write-offs of abandoned development projects and demolition costs; iii) income recognized on state and federal historic and other tax credits; iv) gains or losses from extinguishment of debt; v) change in fair market value of nondesignated hedges; vi) gains or losses on change in control of interests; vii) the adjustment to recognize rental revenues and rental expense using the straight-line method; viii) participation payments to ground lessors on refinancing of our properties; ix) other transactional items; x) the Nets pre-tax FFO; and xi) income taxes on FFO.

EBITDA
EBITDA, a non-GAAP measure, is defined as net earnings excluding the following items at our proportionate share: i) non-cash charges for depreciation and amortization; ii) interest expense; iii) amortization of mortgage procurement costs; and iv) income taxes. EBITDA may not be directly comparable to similarly-titled measures reported by other companies.

Adjusted EBITDA
We define Adjusted EBITDA as EBITDA adjusted to exclude: i) impairment of real estate; ii) gains or losses from extinguishment of debt; iii) gain (loss) on full or partial disposition of rental properties, development projects and other investments; iv) gains or losses on change in control of interests; v) other transactional items; and vi) the Nets pre-tax EBITDA. We believe EBITDA, Adjusted EBITDA and net debt to Adjusted EBITDA provide additional information in evaluating our credit and ability to service our debt obligations. Adjusted EBITDA may not be directly comparable to similarly-titled measures reported by other companies.

NOI
NOI, a non-GAAP measure, reflects our share of the core operations of our rental real estate portfolio, prior to any financing activity. NOI is defined as revenues less operating expenses of consolidated and unconsolidated subsidiaries within our Commercial Group and our Residential Group, except for revenues and cost of sales associated with sales of land held in these segments. The activities of the Land Development Group and Corporate Activities do not involve the operations of our rental property portfolio and therefore are not included in NOI.

Our historical NOI was calculated based on an entire company perspective rather than focusing on the core operations of our rental real estate portfolio. It included amounts associated with the Land Development Group and Corporate Activities, all of which are now excluded to arrive at our rental real estate portfolio property NOI measure. In addition, we evaluated revenue and expense items in the Commercial and Residential segments and determined straight-line rent adjustments should be included in NOI (previously excluded) and land sales less cost of land sales, interest and other income and write-offs of abandoned development projects should be excluded (previously included). We believe the NOI calculation provides a financial measure that better reflects the ongoing operating performance of our rental property portfolio and aligns our NOI reporting closer to that of our peers. Prior periods were adjusted for comparability purposes.

We believe NOI provides important information about our core operations and, along with earnings, is necessary to understand our business and operating results. NOI may not be directly comparable to similarly-titled measures reported by other companies.

Comparable NOI
We use comparable NOI as a metric to evaluate the performance of our multi-family, office and retail properties. This measure provides a same-store comparison of operating results of all stabilized properties that are open and operating in all periods presented. Non-capitalizable development costs and unallocated management and service company overhead are not directly attributable to an operating property and are considered non-comparable NOI. In addition, certain income and expense items at the property level, such as lease termination income, real estate tax assessments or rebates and NOI impacts of changes in ownership percentages, are excluded from comparable NOI and are considered non-comparable NOI. Retained operating properties considered non-comparable are disclosed in the Segment Operating Results of this supplemental package. Other properties and activities such as Arena, subsidized senior housing, military housing, straight-line rent adjustments and participation payments as a result of refinancing transactions are not evaluated on a comparable basis and the NOI from these properties and activities is considered non-comparable NOI.

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Financial and Operating Information

Comparable NOI is an operating statistic defined as NOI from stabilized properties operated in all periods presented, net of noncontrolling interests. Comparable NOI is useful because it measures the performance of the same properties on a period-to-period basis and is used to assess operating performance and resource allocation of the operating properties. While property dispositions, acquisitions or other factors impact net earnings in the short term, we believe comparable NOI presents a more consistent view of the overall performance of our operating portfolio from period to period. A reconciliation of NOI to earnings (loss) before income taxes, the most comparable financial measure calculated in accordance with GAAP, a reconciliation of NOI to earnings (loss) before income taxes for each operating segment and a reconciliation from NOI to comparable NOI are included in this supplemental package.

Supplemental Operating Information
The operating information contained in this document includes: occupancy data, retail sales data, leasing summaries, comparable NOI, NOI by product type and core market, reconciliation of NOI to earnings (loss) before income taxes, segment operating results discussion, reconciliation of net earnings (loss) to FFO, reconciliation of FFO to Operating FFO, reconciliation of net earnings (loss) to EBITDA, Operating FFO bridges, retail and office lease expirations, retail and office significant tenants, historical trends and our development pipeline. We believe this information gives interested parties a better understanding and more information about our operating performance. The term “comparable,” which is used throughout this document, is generally defined as including stabilized properties open and operated in both the three months and years ended December 31, 2015 and 2014. We believe occupancy data, retail sales data, leasing spreads on retail and office properties, and other rental rate information on multi-family properties represent meaningful operating statistics about us.

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Financial and Operating Information

Corporate Headquarters
Forest City Realty Trust, Inc.
Terminal Tower
50 Public Square, Suite 1100
Cleveland, Ohio 44113
Annual Report on Form 10-K
A copy of the Annual Report on Form 10-K as filed with the Securities and Exchange Commission (“SEC”) for the year ended December 31, 2015, can be found on our website under SEC Filings or may be obtained without charge upon written request to:
Jeffrey B. Linton
Senior Vice President - Corporate Communication
JeffLinton@forestcity.net
Website
www.forestcity.net
The information contained on this website is not incorporated herein by reference and does not constitute a part of this supplemental package.
Investor Relations
Michael E. Lonsway
Senior Vice President - Planning
MikeLonsway@forestcity.net
Investor Presentations
Please note we periodically post updated investor presentations on the Investors page of our website at www.forestcity.net. It is possible the periodic updates may include information deemed to be material. Therefore, we encourage investors, the media, and other interested parties to review the Investors page of our website at www.forestcity.net for the most recent investor presentation.
Transfer Agent and Registrar
Wells Fargo
Shareowner Services
P.O. Box 64854
St. Paul, MN 55164-9440
(800) 468-9716
www.shareowneronline.com
NYSE Listings
FCEA - Class A Common Stock ($.01 par value)
FCEB - Class B Common Stock ($.01 par value)
Dividend Reinvestment and Stock Purchase Plan
We offer our shareholders the opportunity to purchase additional shares of common stock through the Forest City Realty Trust, Inc. Dividend Reinvestment and Stock Purchase Plan (the “Plan”). You may obtain a copy of the Plan prospectus and an enrollment card by contacting Wells Fargo Shareowner Services at (800) 468-9716 or by visiting www.shareowneronline.com.

Forest City Realty Trust, Inc. and Subsidiaries
Selected Financial Information

Consolidated Balance Sheet – December 31, 2015 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Assets
Real Estate
Completed rental properties
Residential	$2,657,399	$413,832	$989,971	$3,233,538
Commercial
Retail centers	1,385,662	—	1,685,051	3,070,713
Office buildings	3,640,468	110,389	97,431	3,627,510
Corporate and other equipment	10,542	—	—	10,542
Total completed rental properties	7,694,071	524,221	2,772,453	9,942,303
Projects under construction
Residential	545,574	302,782	129,117	371,909
Commercial
Retail centers	—	—	—	—
Office buildings	84,253	—	70,988	155,241
Total projects under construction	629,827	302,782	200,105	527,150
Projects under development
Operating properties	36,152	—	5,275	41,427
Residential	109,616	—	245,608	355,224
Commercial
Retail centers	23,777	—	3,941	27,718
Office buildings	90,246	8,876	3,276	84,646
Total projects under development	259,791	8,876	258,100	509,015
Total projects under construction and development	889,618	311,658	458,205	1,036,165
Land inventory	69,318	5,191	8,796	72,923
Total Real Estate	8,653,007	841,070	3,239,454	11,051,391
Less accumulated depreciation	(1,624,920)	(71,249)	(656,127)	(2,209,798)
Real Estate, net	7,028,087	769,821	2,583,327	8,841,593
Cash and equivalents	265,677	15,705	59,977	309,949
Restricted cash	161,891	7,482	119,165	273,574
Notes and accounts receivable, net	376,147	18,337	65,307	423,117
Investments in and advances to unconsolidated entities	678,872	(105,382)	(658,763)	125,491
Lease and mortgage procurement costs, net	143,672	11,432	81,554	213,794
Prepaid expenses and other deferred costs, net	111,619	9,040	16,621	119,200
Intangible assets, net	198,672	14,572	16,509	200,609
Deferred income taxes, net	83,645	—	—	83,645
Assets held for sale	944,727	583,840	—	360,887
Total Assets	$9,993,009	$1,324,847	$2,283,697	$10,951,859

Forest City Realty Trust, Inc. and Subsidiaries
Selected Financial Information

Consolidated Balance Sheet – December 31, 2015 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Liabilities and Equity
Liabilities
Mortgage debt and notes payable, nonrecourse
Completed rental properties
Residential	$1,452,790	$254,578	$690,321	$1,888,533
Commercial
Retail centers	631,901	—	1,238,611	1,870,512
Office buildings	1,798,622	42,990	76,264	1,831,896
Total completed rental properties	3,883,313	297,568	2,005,196	5,590,941
Projects under construction
Residential	59,113	44,324	20,175	34,964
Commercial
Retail centers	—	—	—	—
Office buildings	28,167	—	47,913	76,080
Total projects under construction	87,280	44,324	68,088	111,044
Projects under development
Operating properties	—	—	—	—
Residential	32,857	—	152,815	185,672
Commercial
Retail centers	—	—	—	—
Office buildings	—	—	—	—
Total projects under development	32,857	—	152,815	185,672
Total projects under construction and development	120,137	44,324	220,903	296,716
Land inventory	—	—	8,580	8,580
Total mortgage debt and notes payable, nonrecourse	4,003,450	341,892	2,234,679	5,896,237
Revolving credit facility	—	—	—	—
Convertible senior debt	271,006	—	—	271,006
Construction payables	166,811	63,303	39,259	142,767
Operating accounts payable and accrued expenses	622,327	23,975	154,372	752,724
Accrued derivative liability	73,679	—	6,839	80,518
Total Accounts payable, accrued expenses and other liabilities	862,817	87,278	200,470	976,009
Cash distributions and losses in excess of investments in unconsolidated entities	150,255	(19,859)	(151,452)	18,662
Liabilities held for sale	570,947	398,334	—	172,613
Total Liabilities	5,858,475	807,645	2,283,697	7,334,527
Redeemable Noncontrolling Interest	159,978	159,978	—	—
Equity
Shareholders’ Equity
Shareholders’ equity before accumulated other comprehensive loss	3,586,237	—	—	3,586,237
Accumulated other comprehensive loss	(67,905)	—	—	(67,905)
Total Shareholders’ Equity	3,518,332	—	—	3,518,332
Noncontrolling interest	456,224	357,224	—	99,000
Total Equity	3,974,556	357,224	—	3,617,332
Total Liabilities and Equity	$9,993,009	$1,324,847	$2,283,697	$10,951,859

Forest City Realty Trust, Inc. and Subsidiaries
Selected Financial Information

Consolidated Balance Sheet – December 31, 2014 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Assets
Real Estate
Completed rental properties
Residential	$2,470,813	$370,855	$1,060,830	$3,160,788
Commercial
Retail centers	1,747,127	—	1,654,140	3,401,267
Office buildings	2,584,854	107,656	262,524	2,739,722
Corporate and other equipment	10,738	—	—	10,738
Total completed rental properties	6,813,532	478,511	2,977,494	9,312,515
Projects under construction
Residential	176,148	96,567	9,262	88,843
Commercial
Retail centers	—	—	—	—
Office buildings	8,940	—	42,923	51,863
Total projects under construction	185,088	96,567	52,185	140,706
Projects under development
Operating properties	29,187	—	12,589	41,776
Residential	139,923	22,769	214,084	331,238
Commercial
Retail centers	33,807	—	4,014	37,821
Office buildings	89,952	8,791	3,180	84,341
Total projects under development	292,869	31,560	233,867	495,176
Total projects under construction and development	477,957	128,127	286,052	635,882
Land inventory	97,469	5,351	8,537	100,655
Total Real Estate	7,388,958	611,989	3,272,083	10,049,052
Less accumulated depreciation	(1,480,611)	(59,001)	(680,584)	(2,102,194)
Real Estate, net	5,908,347	552,988	2,591,499	7,946,858
Cash and equivalents	290,668	17,437	79,716	352,947
Restricted cash	251,443	20,528	125,680	356,595
Notes and accounts receivable, net	408,517	19,158	59,786	449,145
Investments in and advances to unconsolidated entities	620,466	(94,212)	(605,009)	109,669
Lease and mortgage procurement costs, net	154,039	11,480	81,617	224,176
Prepaid expenses and other deferred costs, net	102,112	7,326	14,702	109,488
Intangible assets, net	123,778	17,554	16,436	122,660
Assets held for sale	955,570	579,282	—	376,288
Total Assets	$8,814,940	$1,131,541	$2,364,427	$10,047,826

Forest City Realty Trust, Inc. and Subsidiaries
Selected Financial Information

Consolidated Balance Sheet – December 31, 2014 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Liabilities and Equity
Liabilities
Mortgage debt and notes payable, nonrecourse
Completed rental properties
Residential	$1,376,329	$202,112	$740,668	$1,914,885
Commercial
Retail centers	638,310	—	1,252,645	1,890,955
Office buildings	1,652,685	72,277	247,424	1,827,832
Total completed rental properties	3,667,324	274,389	2,240,737	5,633,672
Projects under construction
Residential	61,905	4,266	1,293	58,932
Commercial
Retail centers	—	—	—	—
Office buildings	29,422	—	23,370	52,792
Total projects under construction	91,327	4,266	24,663	111,724
Projects under development
Operating properties	—	—	—	—
Residential	32,267	—	97,467	129,734
Commercial
Retail centers	—	—	—	—
Office buildings	—	—	—	—
Total projects under development	32,267	—	97,467	129,734
Total projects under construction and development	123,594	4,266	122,130	241,458
Land inventory	—	—	8,580	8,580
Total mortgage debt and notes payable, nonrecourse	3,790,918	278,655	2,371,447	5,883,710
Revolving credit facility	—	—	—	—
Convertible senior debt	700,000	—	—	700,000
Construction payables	110,108	26,866	34,557	117,799
Operating accounts payable and accrued expenses	561,689	23,245	162,154	700,598
Accrued derivative liability	102,362	—	7,755	110,117
Total Accounts payable, accrued expenses and other liabilities	774,159	50,111	204,466	928,514
Cash distributions and losses in excess of investments in unconsolidated entities	211,493	(21,775)	(211,486)	21,782
Deferred income taxes, net	482,474	—	—	482,474
Liabilities held for sale	520,135	358,398	—	161,737
Total Liabilities	6,479,179	665,389	2,364,427	8,178,217
Redeemable Noncontrolling Interest	183,038	183,038	—	—
Equity
Shareholders’ Equity
Shareholders’ equity before accumulated other comprehensive loss	1,776,793	—	—	1,776,793
Accumulated other comprehensive loss	(58,846)	—	—	(58,846)
Total Shareholders’ Equity	1,717,947	—	—	1,717,947
Noncontrolling interest	434,776	283,114	—	151,662
Total Equity	2,152,723	283,114	—	1,869,609
Total Liabilities and Equity	$8,814,940	$1,131,541	$2,364,427	$10,047,826

Forest City Realty Trust, Inc. and Subsidiaries
Selected Financial Information

Consolidated Statement of Operations – Three Months Ended December 31, 2015 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Revenues
Rental	$167,916	$12,275	$57,588	$—	$213,229
Tenant recoveries	32,588	1,573	15,145	—	46,160
Service and management fees	13,869	60	1,498	—	15,307
Parking and other	18,732	780	4,893	—	22,845
Arena	—	—	—	30,423	30,423
Land sales	31,580	2,302	297	—	29,575
Subsidized Senior Housing	—	—	12,230	—	12,230
Military Housing	8,145	—	1,413	—	9,558
Total revenues	272,830	16,990	93,064	30,423	379,327
Expenses
Property operating and management	100,748	5,092	25,011	—	120,667
Real estate taxes	24,315	2,074	7,002	—	29,243
Ground rent	1,972	80	3,351	—	5,243
Arena operating	—	—	—	21,903	21,903
Cost of land sales	15,697	695	—	—	15,002
Subsidized Senior Housing operating	—	—	7,580	—	7,580
Military Housing operating	1,841	—	719	—	2,560
Corporate general and administrative	12,479	—	—	—	12,479
REIT conversion and reorganization costs	22,627	—	—	—	22,627
	179,679	7,941	43,663	21,903	237,304
Depreciation and amortization	72,546	4,374	22,792	4,862	95,826
Write-offs of abandoned development projects	3,756	116	—	—	3,640
Impairment of real estate	25,971	—	12,460	—	38,431
Total expenses	281,952	12,431	78,915	26,765	375,201
Operating income (loss)	(9,122)	4,559	14,149	3,658	4,126
Interest and other income	9,762	670	722	—	9,814
Net loss on change in control of interests	(1,405)	—	—	—	(1,405)
Interest expense	(37,481)	(2,383)	(22,079)	(4,917)	(62,094)
Amortization of mortgage procurement costs	(1,793)	(80)	(802)	(226)	(2,741)
Loss on extinguishment of debt	(3,133)	—	—	—	(3,133)
Earnings (loss) before income taxes	(43,172)	2,766	(8,010)	(1,485)	(55,433)
Income tax expense (benefit)
Current	(9,631)	—	—	919	(8,712)
Deferred	(595,886)	—	—	(2,398)	(598,284)
	(605,517)	—	—	(1,479)	(606,996)
Earnings (loss) from unconsolidated entities, gross of tax	(8,488)	46	8,010	(2,325)	(2,849)
Earnings (loss) from continuing operations	553,857	2,812	—	(2,331)	548,714
Discontinued operations, net of tax
Operating loss from rental properties	(3,058)	(2,150)	—	908	—
Equity in earnings (loss)	(1,423)	—	—	1,423	—
	(4,481)	(2,150)	—	2,331	—
Net earnings	549,376	662	—	—	548,714
Noncontrolling interests
Earnings from continuing operations attributable to noncontrolling interests, gross of tax	(2,812)	(2,812)	—	—	—
Loss from discontinued operations attributable to noncontrolling interests	2,150	2,150	—	—	—
	(662)	(662)	—	—	—
Net earnings attributable to Forest City Realty Trust, Inc.	$548,714	$—	$—	$—	$548,714

Forest City Realty Trust, Inc. and Subsidiaries
Selected Financial Information

Consolidated Statement of Operations – Year Ended December 31, 2015 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Revenues
Rental	$625,725	$46,623	$242,863	$—	$821,965
Tenant recoveries	133,829	7,354	66,211	—	192,686
Service and management fees	45,263	207	6,646	—	51,702
Parking and other	62,376	2,799	18,758	—	78,335
Arena	—	—	—	74,598	74,598
Land sales	79,169	6,998	1,780	—	73,951
Subsidized Senior Housing	—	—	48,411	—	48,411
Military Housing	31,869	1,655	5,614	—	35,828
Total revenues	978,231	65,636	390,283	74,598	1,377,476
Expenses
Property operating and management	386,688	17,985	99,741	—	468,444
Real estate taxes	91,274	7,035	31,376	—	115,615
Ground rent	11,348	328	12,014	—	23,034
Arena operating	—	—	—	52,655	52,655
Cost of land sales	31,413	2,069	—	—	29,344
Subsidized Senior Housing operating	—	—	30,570	—	30,570
Military Housing operating	8,130	923	2,739	—	9,946
Corporate general and administrative	48,374	—	—	—	48,374
REIT conversion and reorganization costs	48,125	—	—	—	48,125
	625,352	28,340	176,440	52,655	826,107
Depreciation and amortization	252,925	16,069	85,345	20,104	342,305
Write-offs of abandoned development projects	9,534	116	10,191	—	19,609
Impairment of real estate	451,434	—	13,844	—	465,278
Total expenses	1,339,245	44,525	285,820	72,759	1,653,299
Operating income (loss)	(361,014)	21,111	104,463	1,839	(275,823)
Interest and other income	37,739	2,105	1,779	—	37,413
Net gain on disposition of full or partial interests in rental properties	1,746	—	20,293	—	22,039
Net gain on change in control of interests	486,279	—	—	—	486,279
Interest expense	(157,166)	(9,158)	(97,430)	(18,861)	(264,299)
Amortization of mortgage procurement costs	(7,549)	(285)	(3,110)	(226)	(10,600)
Loss on extinguishment of debt	(65,086)	(719)	(736)	—	(65,103)
Earnings (loss) before income taxes	(65,051)	13,054	25,259	(17,248)	(70,094)
Income tax expense (benefit)
Current	7,187	—	—	(5,849)	1,338
Deferred	(588,286)	—	—	(16,649)	(604,935)
	(581,099)	—	—	(22,498)	(603,597)
Earnings (loss) from unconsolidated entities, gross of tax	28,762	204	(25,259)	(40,760)	(37,461)
Earnings (loss) from continuing operations	544,810	13,258	—	(35,510)	496,042
Discontinued operations, net of tax
Operating loss from rental properties	(27,520)	(16,962)	—	10,558	—
Equity in earnings (loss)	(24,952)	—	—	24,952	—
	(52,472)	(16,962)	—	35,510	—
Net earnings (loss)	492,338	(3,704)	—	—	496,042
Noncontrolling interests
Earnings from continuing operations attributable to noncontrolling interests, gross of tax	(13,258)	(13,258)	—	—	—
Loss from discontinued operations attributable to noncontrolling interests	16,962	16,962	—	—	—
	3,704	3,704	—	—	—
Net earnings attributable to Forest City Realty Trust, Inc.	$496,042	$—	$—	$—	$496,042

Forest City Realty Trust, Inc. and Subsidiaries
Selected Financial Information

Consolidated Statement of Operations – Three Months Ended December 31, 2014 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Revenues
Rental	$135,947	$5,098	$74,568	$—	$205,417
Tenant recoveries	28,889	1,784	16,017	—	43,122
Service and management fees	14,469	228	2,049	—	16,290
Parking and other	15,493	(442)	5,590	—	21,525
Arena	—	—	—	17,497	17,497
Land sales	17,735	1,574	149	—	16,310
Subsidized Senior Housing	—	—	12,005	—	12,005
Military Housing	7,875	—	1,384	—	9,259
Total revenues	220,408	8,242	111,762	17,497	341,425
Expenses
Property operating and management	101,044	4,494	26,903	—	123,453
Real estate taxes	19,192	971	9,015	—	27,236
Ground rent	2,922	88	3,656	—	6,490
Arena operating	—	—	—	11,690	11,690
Cost of land sales	6,376	404	—	—	5,972
Subsidized Senior Housing operating	—	—	7,880	—	7,880
Military Housing operating	1,265	—	770	—	2,035
Corporate general and administrative	10,036	—	—	—	10,036
REIT conversion and reorganization costs	5,697	—	—	—	5,697
	146,532	5,957	48,224	11,690	200,489
Depreciation and amortization	52,328	1,600	24,419	4,985	80,132
Write-offs of abandoned development projects and demolition costs	266	—	—	—	266
Impairment of real estate	146,300	261	3,124	—	149,163
Total expenses	345,426	7,818	75,767	16,675	430,050
Operating income (loss)	(125,018)	424	35,995	822	(88,625)
Interest and other income	8,806	2,180	590	—	7,216
Net loss on disposition of partial interest in development project	(708)	—	—	—	(708)
Net gain on disposition of full or partial interests in rental properties	30,894	—	2,346	—	33,240
Net gain on change in control of interests	227,901	—	—	—	227,901
Interest expense	(45,360)	(1,494)	(28,432)	(4,834)	(77,132)
Amortization of mortgage procurement costs	(2,066)	(74)	(820)	(165)	(2,977)
Loss on extinguishment of debt	(252)	(11)	(3,759)	—	(4,000)
Earnings (loss) before income taxes	94,197	1,025	5,920	(4,177)	94,915
Income tax expense (benefit)
Current	(2,625)	—	—	(81)	(2,706)
Deferred	30,746	—	—	(1,855)	28,891
	28,121	—	—	(1,936)	26,185
Earnings (loss) from unconsolidated entities, gross of tax	7,185	(16)	(5,920)	(820)	461
Earnings (loss) from continuing operations	73,261	1,009	—	(3,061)	69,191
Discontinued operations, net of tax
Operating loss from rental properties	(6,264)	(3,706)	—	2,558	—
Equity in earnings (loss)	(503)	—	—	503	—
	(6,767)	(3,706)	—	3,061	—
Net earnings (loss)	66,494	(2,697)	—	—	69,191
Noncontrolling interests
Earnings from continuing operations attributable to noncontrolling interests, gross of tax	(1,009)	(1,009)	—	—	—
Loss from discontinued operations attributable to noncontrolling interests	3,706	3,706	—	—	—
	2,697	2,697	—	—	—
Net earnings attributable to Forest City Realty Trust, Inc.	$69,191	$—	$—	$—	$69,191

Forest City Realty Trust, Inc. and Subsidiaries
Selected Financial Information

Consolidated Statement of Operations – Year Ended December 31, 2014 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Revenues
Rental	$526,966	$16,189	$284,597	$4,015	$799,389
Tenant recoveries	118,035	7,018	71,547	1,377	183,941
Service and management fees	50,522	323	7,456	—	57,655
Parking and other	53,765	358	22,232	36	75,675
Arena	—	—	—	64,045	64,045
Land sales	68,102	6,548	2,837	1,601	65,992
Subsidized Senior Housing	—	—	47,077	—	47,077
Military Housing	31,967	1,358	5,605	—	36,214
Total revenues	849,357	31,794	441,351	71,074	1,329,988
Expenses
Property operating and management	384,119	10,612	110,130	2,539	486,176
Real estate taxes	78,637	3,375	36,871	(667)	111,466
Ground rent	9,387	358	13,686	—	22,715
Arena operating	—	—	—	42,284	42,284
Cost of land sales	23,457	1,928	990	1,142	23,661
Subsidized Senior Housing operating	—	—	30,822	—	30,822
Military Housing operating	11,481	1,311	3,071	—	13,241
Corporate general and administrative	45,419	—	—	—	45,419
REIT conversion and reorganization costs	5,697	—	—	—	5,697
	558,197	17,584	195,570	45,298	781,481
Depreciation and amortization	196,167	4,828	88,923	20,948	301,210
Write-offs of abandoned development projects and demolition costs	1,655	—	—	—	1,655
Impairment of real estate	277,095	261	3,124	—	279,958
Total expenses	1,033,114	22,673	287,617	66,246	1,364,304
Operating income (loss)	(183,757)	9,121	153,734	4,828	(34,316)
Interest and other income	42,780	3,681	883	—	39,982
Net loss on disposition of partial interest in development project	(20,298)	(3,379)	—	—	(16,919)
Net gain on disposition of full or partial interests in rental properties	30,281	27	52,421	28,042	110,717
Net gain on change in control of interests	230,660	—	—	—	230,660
Interest expense	(194,176)	(5,649)	(110,195)	(24,647)	(323,369)
Amortization of mortgage procurement costs	(7,797)	(211)	(3,217)	(286)	(11,089)
Loss on extinguishment of debt	(1,179)	(48)	(3,743)	(448)	(5,322)
Earnings (loss) before income taxes	(103,486)	3,542	89,883	7,489	(9,656)
Income tax expense (benefit)
Current	12,515	—	—	(2,554)	9,961
Deferred	(21,670)	—	—	6,595	(15,075)
	(9,155)	—	—	4,041	(5,114)
Earnings (loss) from unconsolidated entities, gross of tax	90,089	78	(89,883)	(3,181)	(3,053)
Earnings (loss) from continuing operations	(4,242)	3,620	—	267	(7,595)
Discontinued operations, net of tax
Operating loss from rental properties	(29,686)	(17,103)	—	12,583	—
Gain on disposition of rental properties	14,856	58	—	(14,798)	—
Equity in earnings (loss)	(1,948)	—	—	1,948	—
	(16,778)	(17,045)	—	(267)	—
Net loss	(21,020)	(13,425)	—	—	(7,595)
Noncontrolling interests
Earnings from continuing operations attributable to noncontrolling interests, gross of tax	(3,620)	(3,620)	—	—	—
Loss from discontinued operations attributable to noncontrolling interests	17,045	17,045	—	—	—
	13,425	13,425	—	—	—
Net loss attributable to Forest City Realty Trust, Inc.	$(7,595)	$—	$—	$—	$(7,595)

Forest City Realty Trust, Inc. and Subsidiaries
Selected Financial Information

Net Asset Value Components – December 31, 2015
The following represents components of our business relevant to calculate Net Asset Value (“NAV”), a non-GAAP measure. There is no directly comparable GAAP financial measure to NAV. We consider NAV to be a useful supplemental measure which assists both management and investors to estimate the fair value of our Company. The calculation of NAV involves significant estimates and can be calculated using various methods. Each individual investor must determine the specific methodology, assumptions and estimates to use to arrive at an estimated NAV of the Company.
The components of NAV do not consider the potential changes in rental and fee income streams or development platform. The components include non-GAAP financial measures, such as NOI and information related to our rental properties business prepared using the pro-rata consolidation method. Although these measures are not presented in accordance with GAAP, investors can use these non-GAAP measures as supplementary information to evaluate our business. The non-GAAP measures presented are not intended to be performance measures that should be regarded as alternatives to, or more meaningful than, our GAAP measures.

Net Asset Value Components - December 31, 2015
Completed Rental Properties
	Q4 2015	Net Stabilized	Stabilized	Annualized	Nonrecourse
(Dollars in millions at pro-rata)	NOI (1)	Adjustments (2)	NOI	Stabilized NOI (3)	Debt (4)
Commercial Real Estate	A	B	=A+B
Retail
Regional Malls	$33.5	$(3.2)	$30.3	$121.2	$(1,184.7)
Specialty Retail Centers	14.1	0.6	14.7	58.8	(516.4)
Subtotal Retail	$47.6	$(2.6)	$45.0	$180.0	$(1,701.1)
Office
Life Science	$22.3	$0.4	$22.7	$90.8	$(604.2)
New York	35.1	1.2	36.3	145.2	(1,068.0)
Central Business District	4.5	(0.2)	4.3	17.2	(57.3)
Suburban/Other	3.8	—	3.8	15.2	(102.4)
Subtotal Office	$65.7	$1.4	$67.1	$268.4	$(1,831.9)
Arena	$8.5	$(8.5)	$—	$—	$—
Residential Real Estate
Apartments, Core Markets	$31.0	$3.0	$34.0	$136.0	$(1,372.3)
Apartments, Non-Core Markets (5)	10.2	0.9	11.1	44.4	(348.5)
Subsidized Senior Housing	4.7	(0.3)	4.4	17.8	(139.2)
Military Housing	7.0	(2.7)	4.3	17.0	(28.5)
Subtotal Residential	$52.9	$0.9	$53.8	$215.2	$(1,888.5)
Subtotal	$174.7	$(8.8)	$165.9	$663.6	$(5,421.5)
Other	(12.3)	3.5	(8.8)	(35.0)	—
Grand Total	$162.4	$(5.3)	$157.1	$628.6	$(5,421.5)

Development Pipeline				Book Value (4)
Projects under construction				$527.2	$(111.0)
Projects under development				$509.0	$(185.7)
Land inventory				$72.9	$(8.6)
Other Tangible Assets
Cash and equivalents				$309.9
Restricted cash				$273.6
Notes and accounts receivable, net (6)				$423.1
Net investments and advances to unconsolidated entities				$106.8
Prepaid expenses and other deferred costs, net				$119.2
Net proceeds from assets held for sale and Westchester's Ridge Hill (7)				$506.7
Recourse Debt and Other Liabilities
Revolving credit facility				$—
Convertible senior debt				$(271.0)
Less: convertible debt				$271.0
Construction payables				$(142.8)
Operating accounts payable and accrued expenses (8)				$(752.7)
Share Data (in millions)
Diluted weighted average number of shares for the three months ended December 31, 2015				273.6

Forest City Realty Trust, Inc. and Subsidiaries
Selected Financial Information

Net Asset Value Components – December 31, 2015 (continued)

(1)	Q4 2015 NOI is reconciled to NOI at full consolidation by Product Group for the three months ended December 31, 2015 in the Supplemental Operating Information section of this supplemental package.

(2)
The net stabilized adjustments column represents net adjustments assumed to arrive at an estimated annualized stabilized NOI for properties currently in initial lease-up periods, net of the removal of partial period NOI for recently sold properties. The following properties are currently in their initial lease-up periods:

	Cost at 100%	Cost at Pro-Rata Share	Lease Commitment % as of
Property			February 16, 2016
	(in millions)
Apartments:
Winchester Lofts (Non-Core Market)	$62.8	$62.8	92%
Aster Town Center North (Core Market)	$23.4	$21.1	43%

a)
NOI for the apartments in the above table is reflected at 5% of the pro-rata cost. This assumption does not reflect our anticipated NOI, but rather is used in order to establish a hypothetical basis for an estimated valuation of leased-up properties.

b)
On January 29, 2016, through our investment in Nets Sports and Entertainment, LLC sold our 55% ownership interest in the Arena and 20% ownership interest in the Nets, collectively (the “Disposal Group”), to Onexim Sports and Entertainment Holdings USA, Inc. As a result, we removed partial period NOI for the Arena.

In addition, we include stabilization adjustments to the Q4 2015 NOI as follows:

c)
On January 29, 2016, we closed on the creation of a joint venture with QIC, in which QIC acquired 51% of our equity ownership of Westchester’s Ridge Hill. Due to the ongoing lease up at Westchester’s Ridge Hill (Regional Mall), we have included a stabilization adjustment to the Q4 2015 NOI to arrive at our 2016 estimate of annualized stabilized NOI following the disposition of our partial interest.

d)	Due to quarterly fluctuations in our regional malls, primarily due to seasonality, we have included a stabilization adjustment of $1.5 million to reduce Q4 2015 NOI.

e)	Due to a temporary decline in occupancy at 88 Sidney Street (Life Science), we have included a stabilization adjustment to the Q4 2015 NOI to arrive at our estimate of stabilized NOI.

f)	Due to planned renovations at Ballston Quarter (Regional Mall), we have included a stabilization adjustment to the Q4 2015 NOI to arrive at our estimate of stabilized NOI.

g)
Due to quarterly fluctuations of NOI as a result of distribution restrictions from our limited-distribution subsidized senior housing properties, we have included a stabilization adjustment to the Q4 2015 NOI to arrive at our estimate of stabilized NOI. Our updated estimate of stabilized NOI is based on the 2015 annual NOI of $17.8 million.

h)
At the conclusion of the initial development period at each of our military housing communities, we estimate the ongoing property and asset management fees, net of operating expenses, to be $17.0 million.

i)	Other excludes participation payments of $1.0 million and certain variable development and operating overhead.
The net stabilized adjustments are not comparable to any GAAP measure and therefore do not have a reconciliation to the nearest comparable GAAP measure.

(3)	Pro-rata annualized stabilized NOI is calculated by taking the Q4 2015 stabilized NOI times a multiple of four.

(4)
Amounts are derived from the respective pro-rata balance sheet line item as of December 31, 2015 and are reconciled to their GAAP equivalents in the Selected Financial Information section of this supplemental package. Due to the disposition of our partial interest in Westchester’s Ridge Hill to QIC, we have removed nonrecourse debt of $169.4 million attributable to this property. Assets and liabilities held for sale for the Disposal Group are excluded from each pro-rata balance sheet line item.

(5)
Includes NOI of $0.4 million ($1.6 million annualized) and nonrecourse debt of $10.4 million related to 3 consolidated properties included in a master purchase and sale agreement for the sale of 47 (44 unconsolidated investments, included in “Subsidized Senior Housing” and 3 consolidated properties, included in “Apartments, Non-Core Markets”) federally assisted housing apartment communities.

(6)	Includes $159.7 million of straight-line rent receivable (net of $10.8 million of allowance for doubtful accounts).

Forest City Realty Trust, Inc. and Subsidiaries
Selected Financial Information

Net Asset Value Components – December 31, 2015 (continued)

(7)
Subsequent to December 31, 2015, we sold our ownership interest in the Arena, the Nets and a development opportunity, comprised of land at 625 Fulton Avenue, in Brooklyn, New York. These represent assets and liabilities held for sale on our consolidated balance sheet. Net proceeds from assets held for sale and the partial disposition in Westchester’s Ridge Hill to QIC are as follows:

	Net Proceeds	Note Receivable Maturity Date
	(in millions)
Arena:
Net Cash Proceeds	$54.0
Note Receivable	92.6	January 29, 2019
	146.6
625 Fulton Avenue - Land:
Net Cash Proceeds	94.0
Note Receivable	58.0	April 12, 2016
	152.0
Nets - Note Receivable	125.1	January 29, 2021
Westchester’s Ridge Hill - Net Cash Proceeds	83.0
	$506.7

(8)	Includes $60.4 million of straight-line rent payable.

Net Asset Value Components - Stabilized NOI - Q3 2015 vs. Q4 2015
The following represents the quarterly change in stabilized NOI used to estimate NAV, as a result of recent property openings, acquisitions or sales, as well as other portfolio changes. GAAP reconciliations for beginning period can be found in prior supplemental packages furnished with the SEC and are available on our website at www.forestcity.net.

Net Asset Value Components - Stabilized NOI
		Stabilized Adjustments
	Q3 2015	Property	Property	Property	Portfolio	Q4 2015
(Dollars in millions at pro-rata)	Stabilized NOI	Openings	Acquisitions	Sales	NOI Changes	Stabilized NOI
Commercial Real Estate
Retail
Regional Malls	$35.1	$—	$—	$(5.6)	$0.8	$30.3
Specialty Retail Centers	14.3	—	—	—	0.4	14.7
Subtotal Retail	$49.4	$—	$—	$(5.6)	$1.2	$45.0
Office
Life Science	$23.1	$—	$—	$—	$(0.4)	$22.7
New York	35.4	—	—	—	0.9	36.3
Central Business District	4.0	—	—	—	0.3	4.3
Suburban/Other	3.6	—	—	—	0.2	3.8
Subtotal Office	$66.1	$—	$—	$—	$1.0	$67.1
Arena	$7.6	$—	$—	$(7.6)	$—	$—
Residential Real Estate
Apartments, Core Markets	$33.9	$0.3	$—	$—	$(0.2)	$34.0
Apartments, Non-Core Markets	11.6	—	—	—	(0.5)	11.1
Subsidized Senior Housing	4.1	—	—	—	0.3	4.4
Military Housing	4.3	—	—	—	—	4.3
Subtotal Residential	$53.9	$0.3	$—	$—	$(0.4)	$53.8
Subtotal	$177.0	$0.3	$—	$(13.2)	$1.8	$165.9
Other	(8.8)	—	—	—	—	(8.8)
Grand Total	$168.2	$0.3	$—	$(13.2)	$1.8	$157.1

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Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Occupancy Data
Retail and office occupancy data represents leased occupancy at the end of the quarter. Leased occupancy percentage is calculated by dividing the sum of the total tenant occupied space under the lease and vacant space under lease by gross leasable area (“GLA”). Occupancy data includes leases with original terms of one year or less.

	Leased Occupancy
	As of December 31,
Retail	2015	2014
Comparable	94.0%	92.5%
Total	93.7%	92.3%
Office
Comparable	95.4%	94.9%
Total	94.4%	94.4%
Residential occupancy data represents economic occupancy, which is calculated by dividing the period-to-date gross potential rent less vacancy by gross potential rent. Residential occupancy data excludes military and limited-distribution subsidized senior housing units.

	Economic Occupancy
	Years Ended December 31,
Residential	2015	2014
Comparable	94.9%	94.9%
Total	93.7%	92.2%
The graph below provides comparable leased and economic occupancy data as reported in previous quarters. Prior period amounts may differ from above since the properties qualifying as comparable change from period to period.
Comparable Occupancy Percentage Trend

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Retail Sales Data
The following provides retail sales data for small shop inline tenants at our regional malls. We believe this data allows investors to better understand the productivity of our small shop inline tenants.
The graph below represents regional mall sales for tenants that were open and operating for the duration of each rolling 12-month period presented. Those tenants that have begun and/or ceased operations in the rolling 12-month periods shown are not included.

FCE Regional Mall Sales per Square Foot (1)
Rolling 12-month basis for periods presented

(1)
All sales data is derived from schedules provided by our tenants and is not subject to the same internal control and verification procedures applied to other data supplied in this supplemental package.

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Leasing Summary
Retail Centers
The following tables represent those new leases and GLA signed and rent per square foot (“SF”) on the same space in which there was a former tenant and existing tenant renewals.
Regional Malls

Quarter	Number of Leases Signed	GLA Signed	Contractual Rent Per SF (1)	Expired Rent Per SF (1)	Cash Basis % Change over Prior Rent
Q1 2015	34	169,951	$46.51	$36.92	26.0%
Q2 2015	21	48,967	$63.79	$49.62	28.6%
Q3 2015	38	174,228	$46.82	$37.55	24.7%
Q4 2015	23	81,251	$51.34	$39.91	28.6%
Total	116	474,397	$49.23	$38.98	26.3%

Specialty Retail Centers

Quarter	Number of Leases Signed	GLA Signed	Contractual Rent Per SF (1)	Expired Rent Per SF (1)	Cash Basis % Change over Prior Rent
Q1 2015	11	40,421	$34.55	$35.41	(2.4)%
Q2 2015	7	42,562	$31.74	$29.95	6.0%
Q3 2015	3	45,814	$36.81	$33.78	9.0%
Q4 2015	2	2,334	$39.61	$27.51	44.0%
Total	23	131,131	$34.52	$32.92	4.9%

Office Buildings
The following table represents those new leases and GLA signed on the same space in which there was a former tenant and existing tenant renewals along with all other new leases signed within the rolling 12-month period.

	Same-Space Leases					Other New Leases
Quarter	Number of Leases Signed	GLA Signed	Contractual Rent Per SF (1)	Expired Rent Per SF (1)	Cash Basis % Change over Prior Rent	Number of Leases Signed	GLA Signed	Contractual Rent Per SF (1)	Total GLA Signed
Q1 2015	18	75,460	$22.49	$21.40	5.1%	2	8,196	$21.94	83,656
Q2 2015	24	223,312	$33.34	$31.82	4.8%	4	4,696	$20.89	228,008
Q3 2015	12	168,622	$69.08	$68.50	0.8%	2	5,582	$17.18	174,204
Q4 2015	25	156,299	$19.90	$19.85	0.3%	5	6,023	$17.28	162,322
Total	79	623,693	$38.32	$37.48	2.2%	13	24,497	$19.51	648,190

(1)
Retail and Office contractual rent per square foot includes base rent and fixed additional charges for common area maintenance and real estate taxes as of rental commencement. Retail contractual rent per square foot also includes fixed additional marketing/promotional charges. For all expiring leases, contractual rent per square foot includes any applicable escalations.

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Apartment Communities
The following tables present leasing information of our apartment communities. Prior period amounts may differ from data as reported in previous quarters since the properties that qualify as comparable change from period to period.

Quarterly Comparison

		Monthly Average Residential Rental Rates (2)			Economic Residential Occupancy
Comparable Apartment	Leasable Units	Three Months Ended December 31,			Three Months Ended December 31,
Communities (1)	at Pro-Rata % (3)	2015	2014	% Change	2015	2014	% Change
Core Markets	8,170	$1,931	$1,859	3.9%	95.1%	95.5%	(0.4)%
Non-Core Markets	7,529	$921	$890	3.5%	91.4%	94.0%	(2.6)%
Total Comparable Apartments	15,699	$1,446	$1,394	3.7%	94.0%	95.1%	(1.1)%

Year-to-Date Comparison

		Monthly Average Residential Rental Rates (2)			Economic Residential Occupancy
Comparable Apartment	Leasable Units	Years Ended December 31,			Years Ended December 31,
Communities (1)	at Pro-Rata % (3)	2015	2014	% Change	2015	2014	% Change
Core Markets	7,967	$1,912	$1,852	3.2%	95.5%	95.5%	—
Non-Core Markets	7,401	$897	$873	2.7%	93.4%	93.4%	—
Total Comparable Apartments	15,368	$1,423	$1,380	3.1%	94.9%	94.9%	—

Sequential Comparison

		Monthly Average Residential Rental Rates (2)			Economic Residential Occupancy
		Three Months Ended			Three Months Ended
Comparable Apartment	Leasable Units	December 31,	September 30,		December 31,	September 30,
Communities (1)	at Pro-Rata % (3)	2015	2015	% Change	2015	2015	% Change
Core Markets	8,924	$1,958	$1,935	1.2%	94.7%	95.6%	(0.9)%
Non-Core Markets	8,549	$932	$928	0.4%	91.9%	93.9%	(2.0)%
Total Comparable Apartments	17,473	$1,456	$1,443	0.9%	93.9%	95.0%	(1.1)%

(1)
Includes stabilized apartment communities completely opened and operated in the periods presented. These apartment communities include units leased at affordable apartment rates which provide a discount from average market rental rates. For the three months ended December 31, 2015, 17.1% of leasable units in core markets and 4.2% of leasable units in non-core markets were affordable housing units. Excludes all military and limited-distribution subsidized senior housing units.

(2)	Represents gross potential rent less concessions.

(3)	Leasable units at pro-rata represent our share of comparable leasable units at the apartment community.

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Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Comparable NOI - Pro-Rata

	Three Months Ended	Year Ended
	December 31, 2015	December 31, 2015
Retail	4.2%	5.1%
Office	7.6%	4.9%
Apartments	5.6%	4.7%
Total	5.9%	4.9%

The tables below provide the percentage change of Comparable NOI as reported in previous quarters. GAAP reconciliations for previous periods can be found in prior supplemental packages furnished with the SEC and are available on our website at www.forestcity.net.

Quarterly Historical Trends						Annual Historical Trends

	Three Months Ended						Year Ended	Year Ended	11 Months Ended
	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014		December 31, 2015	December 31, 2014	December 31, 2013
Retail	4.2%	4.9%	4.4%	6.4%	10.5%	Retail	5.1%	2.6%	3.6%
Office	7.6%	4.5%	2.4%	4.4%	9.2%	Office	4.9%	6.6%	(6.4)%
Apartments	5.6%	2.2%	5.2%	5.5%	2.8%	Apartments	4.7%	4.3%	4.7%
Total	5.9%	3.9%	3.8%	5.3%	7.7%	Total	4.9%	4.8%	(0.2)%

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

	Net Operating Income (in thousands)
	Three Months Ended December 31, 2015				Three Months Ended December 31, 2014				% Change
	Full Consolidation (1)	Less Noncontrolling Interest	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (1)	Less Noncontrolling Interest	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (1)	Pro-Rata Consolidation (Non-GAAP)
Retail
Comparable
Adjusted revenues	$84,545	$—	$—	$84,545	$79,887	$—	$—	$79,887	5.8%	5.8%
Adjusted operating expenses	37,766	—	—	37,766	35,006	—	—	35,006	7.9%	7.9%
Comparable NOI	46,779	—	—	46,779	44,881	—	—	44,881	4.2%	4.2%
Non-Comparable NOI	810	—	—	810	4,851	—	—	4,851
Total	47,589	—	—	47,589	49,732	—	—	49,732
Office Buildings
Comparable
Adjusted revenues	106,015	5,006	—	101,009	101,077	4,862	—	96,215	4.9%	5.0%
Adjusted operating expenses	45,170	2,521	—	42,649	44,464	2,499	—	41,965	1.6%	1.6%
Comparable NOI	60,845	2,485	—	58,360	56,613	2,363	—	54,250	7.5%	7.6%
Non-Comparable NOI	7,099	(220)	—	7,319	1,524	(18)	—	1,542
Total	67,944	2,265	—	65,679	58,137	2,345	—	55,792
Apartments
Comparable
Adjusted revenues	74,053	4,542	—	69,511	72,038	4,169	—	67,869	2.8%	2.4%
Adjusted operating expenses	32,189	1,723	—	30,466	32,529	1,648	—	30,881	(1.0)%	(1.3)%
Comparable NOI	41,864	2,819	—	39,045	39,509	2,521	—	36,988	6.0%	5.6%
Non-Comparable NOI	5,497	3,331	—	2,166	(3,491)	(3,335)	—	(156)
Total	47,361	6,150	—	41,211	36,018	(814)	—	36,832
Arena	—	—	8,489	8,489	—	—	5,826	5,826
Subsidized Senior Housing	4,650	—	—	4,650	4,125	—	—	4,125
Military Housing	6,998	—	—	6,998	7,224	—	—	7,224
Straight-line rent adjustments	13	18	31	26	2,812	60	(19)	2,733
Participation payments	(1,002)	—	—	(1,002)	(1,075)	—	—	(1,075)
Other (2)	(12,359)	(1,085)	—	(11,274)	(15,898)	(571)	—	(15,327)
Total NOI
Comparable
Adjusted revenues	264,613	9,548	—	255,065	253,002	9,031	—	243,971	4.6%	4.5%
Adjusted operating expenses	115,125	4,244	—	110,881	111,999	4,147	—	107,852	2.8%	2.8%
Comparable NOI	149,488	5,304	—	144,184	141,003	4,884	—	136,119	6.0%	5.9%
Non-Comparable NOI	11,706	2,044	8,520	18,182	72	(3,864)	5,807	9,743
Grand Total	$161,194	$7,348	$8,520	$162,366	$141,075	$1,020	$5,807	$145,862

(1)	Includes the Company’s pro-rata share of NOI from unconsolidated subsidiaries accounted for under the equity method of accounting.

(2)	Includes non-capitalizable development costs and unallocated management and service company overhead.

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

	Net Operating Income (in thousands)
	Year Ended December 31, 2015				Year Ended December 31, 2014				% Change
	Full Consolidation (1)	Less Noncontrolling Interest	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (1)	Less Noncontrolling Interest	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (1)	Pro-Rata Consolidation (Non-GAAP)
Retail
Comparable
Adjusted revenues	$312,495	$—	$—	$312,495	$301,246	$—	$—	$301,246	3.7%	3.7%
Adjusted operating expenses	140,672	—	—	140,672	137,735	—	—	137,735	2.1%	2.1%
Comparable NOI	171,823	—	—	171,823	163,511	—	—	163,511	5.1%	5.1%
Non-Comparable NOI	12,528	—	—	12,528	15,738	(34)	3,678	19,450
Total	184,351	—	—	184,351	179,249	(34)	3,678	182,961
Office Buildings
Comparable
Adjusted revenues	419,412	19,793	—	399,619	403,894	18,977	—	384,917	3.8%	3.8%
Adjusted operating expenses	180,487	9,988	—	170,499	176,403	9,826	—	166,577	2.3%	2.4%
Comparable NOI	238,925	9,805	—	229,120	227,491	9,151	—	218,340	5.0%	4.9%
Non-Comparable NOI	19,883	186	—	19,697	5,949	193	(43)	5,713
Total	258,808	9,991	—	248,817	233,440	9,344	(43)	224,053
Apartments
Comparable
Adjusted revenues	288,464	17,608	—	270,856	278,765	16,304	—	262,461	3.5%	3.2%
Adjusted operating expenses	123,786	6,477	—	117,309	122,195	6,326	—	115,869	1.3%	1.2%
Comparable NOI	164,678	11,131	—	153,547	156,570	9,978	—	146,592	5.2%	4.7%
Non-Comparable NOI	23,822	13,619	—	10,203	(1,223)	(8,847)	—	7,624
Total	188,500	24,750	—	163,750	155,347	1,131	—	154,216
Arena	—	—	21,864	21,864	—	—	21,739	21,739
Subsidized Senior Housing	17,841	—	—	17,841	16,255	—	—	16,255
Military Housing	26,614	732	—	25,882	23,020	47	—	22,973
Straight-line rent adjustments	4,580	162	79	4,497	5,525	139	(57)	5,329
Participation payments	(1,013)	—	—	(1,013)	(2,544)	—	—	(2,544)
Other (2)	(62,970)	(3,114)	—	(59,856)	(66,066)	(913)	—	(65,153)
Total NOI
Comparable
Adjusted revenues	1,020,371	37,401	—	982,970	983,905	35,281	—	948,624	3.7%	3.6%
Adjusted operating expenses	444,945	16,465	—	428,480	436,333	16,152	—	420,181	2.0%	2.0%
Comparable NOI	575,426	20,936	—	554,490	547,572	19,129	—	528,443	5.1%	4.9%
Non-Comparable NOI	41,285	11,585	21,943	51,643	(3,346)	(9,415)	25,317	31,386
Grand Total	$616,711	$32,521	$21,943	$606,133	$544,226	$9,714	$25,317	$559,829

(1)	Includes the Company’s pro-rata share of NOI from unconsolidated subsidiaries accounted for under the equity method of accounting.

(2)	Includes non-capitalizable development costs and unallocated management and service company overhead.

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Net Operating Income by Product Type
Pro-Rata Consolidation (dollars in thousands)

Year Ended December 31, 2015	Year Ended December 31, 2014

NOI by Product Type	$614,759	NOI by Product Type	$577,485
Arena	21,864	Arena	21,739
Military Housing	25,882	Military Housing	22,973
Straight-line rent adjustments	4,497	Straight-line rent adjustments	5,329
Participation payments	(1,013)	Participation payments	(2,544)
Other (2)	(59,856)	Other (2)	(65,153)
Grand Total NOI	$606,133	Grand Total NOI	$559,829

(1)	Includes limited-distribution subsidized senior housing.

(2)	Includes non-capitalizable development costs and unallocated management and service company overhead.

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Net Operating Income by Core Market
Pro-Rata Consolidation (dollars in thousands)

Year Ended December 31, 2015	Year Ended December 31, 2014

NOI by Market	$614,759	NOI by Market	$577,485
Arena	21,864	Arena	21,739
Military Housing	25,882	Military Housing	22,973
Straight-line rent adjustments	4,497	Straight-line rent adjustments	5,329
Participation payments	(1,013)	Participation payments	(2,544)
Other (3)	(59,856)	Other (3)	(65,153)
Grand Total NOI	$606,133	Grand Total NOI	$559,829

(1)	Includes Richmond, Virginia.

(2)	Represents Regional Malls located in Non-Core Markets. Regional Malls located in Core Markets are included in their applicable Core Markets.

(3)	Includes non-capitalizable development costs and unallocated management and service company overhead.

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Reconciliation of Net Operating Income (non-GAAP) to Earnings (Loss) Before Income Taxes (GAAP) (in thousands)

	Three Months Ended December 31, 2015					Three Months Ended December 31, 2014
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Total revenues	$272,830	$16,990	$93,064	$30,423	$379,327	$220,408	$8,242	$111,762	$17,497	$341,425
Revenues of unconsolidated entities	93,064	—	(93,064)	—	—	111,762	—	(111,762)	—	—
Exclude land sales	(31,580)	(2,302)	(297)	—	(29,575)	(17,735)	(1,574)	(149)	—	(16,310)
Exclude land sales of unconsolidated entities	(297)	—	297	—	—	(149)	—	149	—	—
Exclude Land Development Group other revenues	(2,912)	(290)	(58)	—	(2,680)	(4,173)	(390)	(97)	—	(3,880)
Exclude Land Development Group other revenues of unconsolidated entities	(58)	—	58	—	—	(97)	—	97	—	—
Adjusted revenues	331,047	14,398	—	30,423	347,072	310,016	6,278	—	17,497	321,235
Operating expenses	179,679	7,941	43,663	21,903	237,304	146,532	5,957	48,224	11,690	200,489
Operating expenses of unconsolidated entities	43,663	—	(43,663)	—	—	48,224	—	(48,224)	—	—
Exclude cost of land sales	(15,697)	(695)	—	—	(15,002)	(6,376)	(404)	—	—	(5,972)
Exclude Land Development Group operating expenses	(2,145)	(196)	(541)	—	(2,490)	(3,164)	(295)	(542)	—	(3,411)
Exclude Land Development Group operating expenses of unconsolidated entities	(541)	—	541	—	—	(542)	—	542	—	—
Exclude corporate general and administrative expenses	(12,479)	—	—	—	(12,479)	(10,036)	—	—	—	(10,036)
Exclude REIT conversion and reorganization costs	(22,627)	—	—	—	(22,627)	(5,697)	—	—	—	(5,697)
Adjusted operating expenses	169,853	7,050	—	21,903	184,706	168,941	5,258	—	11,690	175,373
Net operating income	$161,194	$7,348	$—	$8,520	$162,366	$141,075	$1,020	$—	$5,807	$145,862
Revenues of unconsolidated entities	(93,064)	—	93,064	—	—	(111,762)	—	111,762	—	—
Operating expenses of unconsolidated entities	43,663	—	(43,663)	—	—	48,224	—	(48,224)	—	—
Land sales	31,580	2,302	297	—	29,575	17,735	1,574	149	—	16,310
Land sales of unconsolidated entities	297	—	(297)	—	—	149	—	(149)	—	—
Cost of land sales	(15,697)	(695)	—	—	(15,002)	(6,376)	(404)	—	—	(5,972)
Land Development Group other revenues	2,912	290	58	—	2,680	4,173	390	97	—	3,880
Land Development Group other revenues of unconsolidated entities	58	—	(58)	—	—	97	—	(97)	—	—
Land Development Group operating expenses	(2,145)	(196)	(541)	—	(2,490)	(3,164)	(295)	(542)	—	(3,411)
Land Development Group operating expenses of unconsolidated entities	(541)	—	541	—	—	(542)	—	542	—	—
Corporate general and administrative expenses	(12,479)	—	—	—	(12,479)	(10,036)	—	—	—	(10,036)
REIT conversion and reorganization costs	(22,627)	—	—	—	(22,627)	(5,697)	—	—	—	(5,697)
Write-offs of abandoned development projects and demolition costs	(3,756)	(116)	—	—	(3,640)	(266)	—	—	—	(266)
Interest and other income	9,762	670	722	—	9,814	8,806	2,180	590	—	7,216
Interest expense	(37,481)	(2,383)	(22,079)	(4,917)	(62,094)	(45,360)	(1,494)	(28,432)	(4,834)	(77,132)
Loss on extinguishment of debt	(3,133)	—	—	—	(3,133)	(252)	(11)	(3,759)	—	(4,000)
Net loss on disposition of partial interest in development project	—	—	—	—	—	(708)	—	—	—	(708)
Net gain on disposition of full or partial interests in rental properties	—	—	—	—	—	30,894	—	2,346	—	33,240
Net gain (loss) on change in control of interests	(1,405)	—	—	—	(1,405)	227,901	—	—	—	227,901
Impairment of real estate	(25,971)	—	(12,460)	—	(38,431)	(146,300)	(261)	(3,124)	—	(149,163)
Depreciation and amortization	(72,546)	(4,374)	(22,792)	(4,862)	(95,826)	(52,328)	(1,600)	(24,419)	(4,985)	(80,132)
Amortization of mortgage procurement costs	(1,793)	(80)	(802)	(226)	(2,741)	(2,066)	(74)	(820)	(165)	(2,977)
Earnings (loss) before income taxes	$(43,172)	$2,766	$(8,010)	$(1,485)	$(55,433)	$94,197	$1,025	$5,920	$(4,177)	$94,915

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Reconciliation of Net Operating Income (non-GAAP) to Earnings (Loss) Before Income Taxes (GAAP) (in thousands) (continued)
	Year Ended December 31, 2015					Year Ended December 31, 2014
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Total revenues	$978,231	$65,636	$390,283	$74,598	$1,377,476	$849,357	$31,794	$441,351	$71,074	$1,329,988
Revenues of unconsolidated entities	390,283	—	(390,283)	—	—	441,351	—	(441,351)	—	—
Exclude land sales	(79,169)	(6,998)	(1,780)	—	(73,951)	(68,102)	(6,548)	(2,837)	(1,601)	(65,992)
Exclude land sales of unconsolidated entities	(1,780)	—	1,780	—	—	(2,837)	—	2,837	—	—
Exclude Land Development Group other revenues	(8,254)	(810)	(561)	—	(8,005)	(9,758)	(927)	(771)	—	(9,602)
Exclude Land Development Group other revenues of unconsolidated entities	(561)	—	561	—	—	(771)	—	771	—	—
Adjusted revenues	1,278,750	57,828	—	74,598	1,295,520	1,209,240	24,319	—	69,473	1,254,394
Operating expenses	625,352	28,340	176,440	52,655	826,107	558,197	17,584	195,570	45,298	781,481
Operating expenses of unconsolidated entities	176,440	—	(176,440)	—	—	195,570	—	(195,570)	—	—
Exclude cost of land sales	(31,413)	(2,069)	—	—	(29,344)	(23,457)	(1,928)	(990)	(1,142)	(23,661)
Exclude cost of land sales of unconsolidated entities	—	—	—	—	—	(990)	—	990	—	—
Exclude Land Development Group operating expenses	(9,753)	(964)	(2,088)	—	(10,877)	(10,650)	(1,051)	(2,540)	—	(12,139)
Exclude Land Development Group operating expenses of unconsolidated entities	(2,088)	—	2,088	—	—	(2,540)	—	2,540	—	—
Exclude corporate general and administrative expenses	(48,374)	—	—	—	(48,374)	(45,419)	—	—	—	(45,419)
Exclude REIT conversion and reorganization costs	(48,125)	—	—	—	(48,125)	(5,697)	—	—	—	(5,697)
Adjusted operating expenses	662,039	25,307	—	52,655	689,387	665,014	14,605	—	44,156	694,565
Net operating income	$616,711	$32,521	$—	$21,943	$606,133	$544,226	$9,714	$—	$25,317	$559,829
Revenues of unconsolidated entities	(390,283)	—	390,283	—	—	(441,351)	—	441,351	—	—
Operating expenses of unconsolidated entities	176,440	—	(176,440)	—	—	195,570	—	(195,570)	—	—
Land sales	79,169	6,998	1,780	—	73,951	68,102	6,548	2,837	1,601	65,992
Land sales of unconsolidated entities	1,780	—	(1,780)	—	—	2,837	—	(2,837)	—	—
Cost of land sales	(31,413)	(2,069)	—	—	(29,344)	(23,457)	(1,928)	(990)	(1,142)	(23,661)
Cost of land sales of unconsolidated entities	—	—	—	—	—	(990)	—	990	—	—
Land Development Group other revenues	8,254	810	561	—	8,005	9,758	927	771	—	9,602
Land Development Group other revenues of unconsolidated entities	561	—	(561)	—	—	771	—	(771)	—	—
Land Development Group operating expenses	(9,753)	(964)	(2,088)	—	(10,877)	(10,650)	(1,051)	(2,540)	—	(12,139)
Land Development Group operating expenses of unconsolidated entities	(2,088)	—	2,088	—	—	(2,540)	—	2,540	—	—
Corporate general and administrative expenses	(48,374)	—	—	—	(48,374)	(45,419)	—	—	—	(45,419)
REIT conversion and reorganization costs	(48,125)	—	—	—	(48,125)	(5,697)	—	—	—	(5,697)
Write-offs of abandoned development projects and demolition costs	(9,534)	(116)	(10,191)	—	(19,609)	(1,655)	—	—	—	(1,655)
Interest and other income	37,739	2,105	1,779	—	37,413	42,780	3,681	883	—	39,982
Interest expense	(157,166)	(9,158)	(97,430)	(18,861)	(264,299)	(194,176)	(5,649)	(110,195)	(24,647)	(323,369)
Loss on extinguishment of debt	(65,086)	(719)	(736)	—	(65,103)	(1,179)	(48)	(3,743)	(448)	(5,322)
Net loss on disposition of partial interest in development project	—	—	—	—	—	(20,298)	(3,379)	—	—	(16,919)
Net gain on disposition of full or partial interests in rental properties	1,746	—	20,293	—	22,039	30,281	27	52,421	28,042	110,717
Net gain on change in control of interests	486,279	—	—	—	486,279	230,660	—	—	—	230,660
Impairment of real estate	(451,434)	—	(13,844)	—	(465,278)	(277,095)	(261)	(3,124)	—	(279,958)
Depreciation and amortization	(252,925)	(16,069)	(85,345)	(20,104)	(342,305)	(196,167)	(4,828)	(88,923)	(20,948)	(301,210)
Amortization of mortgage procurement costs	(7,549)	(285)	(3,110)	(226)	(10,600)	(7,797)	(211)	(3,217)	(286)	(11,089)
Earnings (loss) before income taxes	$(65,051)	$13,054	$25,259	$(17,248)	$(70,094)	$(103,486)	$3,542	$89,883	$7,489	$(9,656)

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Segment Operating Results - Year-to-Date Comparison
The following tables present revenues, operating expenses and interest expense by segment on a pro-rata basis for the year ended December 31, 2015 compared with the year ended December 31, 2014.

	Commercial Group	Residential Group	Arena	Land Development Group	Total
Revenues for the year ended December 31, 2014	$782,518	$412,398	$64,045	$71,027	$1,329,988
Increase (decrease) due to:
Comparable portfolio	12,580	8,799	—	—	21,379
Non-comparable properties (1)	(482)	21,617	10,553	—	31,688
Properties in which partners’ interest recently acquired	40,041	5,119	—	—	45,160
Recently disposed properties	(19,514)	(20,034)	—	—	(39,548)
Properties in which partial interest was recently disposed	—	(12,976)	—	—	(12,976)
Land sales	4,122	476	—	3,361	7,959
Military housing	—	(386)	—	—	(386)
Subsidized senior housing	—	1,334	—	—	1,334
Other	(7,141)	1,617	—	(1,598)	(7,122)
Revenues for the year ended December 31, 2015	$812,124	$417,964	$74,598	$72,790	$1,377,476

	Corporate Activities	Commercial Group	Residential Group	Arena	Land Development Group	Total
Operating expenses for the year ended December 31, 2014	$51,116	$404,299	$251,733	$42,284	$32,049	$781,481
Increase (decrease) due to:
Comparable portfolio	—	7,723	3,124	—	—	10,847
Non-comparable properties (1)	—	(188)	6,815	10,371	—	16,998
Properties in which partners’ interest recently acquired	—	8,814	2,646	—	—	11,460
Recently disposed properties	—	(9,089)	(13,003)	—	—	(22,092)
Properties in which partial interest was recently disposed	—	—	(6,296)	—	—	(6,296)
Land cost of sales	—	4,752	68	—	863	5,683
Military housing	—	—	(3,295)	—	—	(3,295)
Subsidized senior housing	—	—	(252)	—	—	(252)
REIT conversion and reorganization costs	42,428	—	—	—	—	42,428
Development, management, corporate and other expenses	2,955	(13,883)	1,336	—	(1,263)	(10,855)
Operating expenses for the year ended December 31, 2015	$96,499	$402,428	$242,876	$52,655	$31,649	$826,107

	Corporate Activities	Commercial Group	Residential Group	Arena	Land Development Group	Total
Interest expense for the year ended December 31, 2014	$37,643	$210,508	$56,759	$19,109	$(650)	$323,369
Increase (decrease) due to:
Comparable portfolio	—	(13,713)	(1,371)	—	—	(15,084)
Non-comparable properties (1)	—	87	5,608	(248)	—	5,447
Properties in which partners’ interest recently acquired	—	2,606	292	—	—	2,898
Recently disposed properties	—	(9,746)	(3,054)	—	—	(12,800)
Properties in which partial interest was recently disposed	—	—	(8,526)	—	—	(8,526)
Capitalized interest	—	(6,258)	(10,229)	—	271	(16,216)
Mark-to-market adjustments on non-designated swaps	377	(165)	(3,051)	—	(266)	(3,105)
Corporate borrowings	(14,331)	—	—	—	—	(14,331)
Other	—	257	2,512	—	(122)	2,647
Interest expense for the year ended December 31, 2015	$23,689	$183,576	$38,940	$18,861	$(767)	$264,299

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

(1)
The following table presents the increases (decreases) in revenues, operating expenses and interest expense for Commercial and Residential properties in lease-up or recently stabilized but not comparable and other non-comparable properties:

		Year Ended December 31, 2015 vs. 2014
Property	Quarter Opened	Revenues	Operating Expenses	Interest Expense
Commercial:
Non-comparable property:
Ballston Quarter		(482)	(188)	87
Total Commercial		$(482)	$(188)	$87
Residential:
Properties recently stabilized or in lease-up:
2175 Market Street	Q4-14	705	106	162
3700M	Q3-14	1,752	638	378
Aster Conservatory Green	Q3-13/14	2,545	234	853
Aster Town Center North	Q4-15/Q1-16	75	153	30
Kapolei Lofts	Q3-15/Q1-17	—	2,450	—
Radian	Q2-14	3,468	431	855
The Yards - Twelve12	Q2-14	6,590	1,398	1,358
Winchester Lofts	Q4-14	1,323	892	1,296
Non-comparable properties:
Heritage		2,761	(495)	(419)
500 Sterling Place		2,398	1,008	1,095
Total Residential		$21,617	$6,815	$5,608
Commercial Group - Year-to-Date Comparison
The increases in revenues, operating expenses and interest expense related to partners’ interest recently acquired are related to Boulevard Mall (Q4-2014), a regional mall located in Amherst, New York and the seven life science office properties and two parking facilities at University Park at MIT (Q2-2015) upon the acquisition of our partner’s equity interests in those properties. The decreases in revenues, operating expenses and interest expense related to recent disposals are due to our ongoing strategy to sell operating assets in non-core markets. The decrease in interest expense for the comparable portfolio is primarily due to the paydown of nonrecourse mortgage notes for One MetroTech Center (Q2-2015), Harlem Office (Q3-2014) and Ballston Common Office Center (Q1-2015).
Ballston Quarter, a regional mall in Arlington, Virginia, is classified as a non-comparable property due to its upcoming planned renovation project.
Residential Group - Year-to-Date Comparison
The increases in revenues and operating expenses related to partners’ interest recently acquired are related to three operating apartment communities located in Northeast Ohio. The decreases in revenues, operating expenses and interest expense related to recent disposals are due to our ongoing strategy to sell operating assets in non-core markets. The decreases in revenues, operating expenses and interest expense related to partial interest recently disposed are related to the contribution of two operating apartment communities into our strategic capital partnership with Arizona State Retirement System in the prior year. The decrease in interest expense related to capitalized interest is due to the increased number of projects under construction and development as we increased our construction pipeline.
Heritage is classified as a non-comparable property due to its recently completed renovation project resulting in a significant number of units being off-line.
500 Sterling Place, an apartment community in Brooklyn, New York, was acquired (Q1-2015) and is classified as a non-comparable property.
Corporate Activities - Year-to-Date Comparison
The decrease in interest expense is due to the privately negotiated exchanges of a portion of our Senior Notes due 2016, 2018 and 2020 for Class A common stock during 2015.

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Net Earnings (Loss) Attributable to Forest City Realty Trust, Inc.
Net earnings attributable to Forest City Realty Trust, Inc. for the year ended December 31, 2015 was $496,042,000 versus net loss of$(7,595,000) for the year ended December 31, 2014. The variance to the prior year period is primarily attributable to the following fluctuations, which are pre-tax, include unconsolidated investment activity and are net of noncontrolling interests:
Asset Dispositions - $(72,071,000)

•	$(88,678,000) related to decreased gains on disposition of full or partial interest in rental properties and unconsolidated investments in 2015 compared to 2014;

•	$16,919,000 related to the net loss on partial disposition of our interest in Pacific Park Brooklyn, related to the formation of a new joint venture with Greenland in 2014;

•	$(2,810,000) related to a combined fluctuation in revenues, operating expenses and interest expense at properties in which we disposed of our full or partial interest during 2015 and 2014; and

•	$2,498,000 related to increased Land Development Group sales in 2015 compared with 2014, primarily at our Stapleton project.
Financing Transactions - $(26,129,000)

•
$(59,781,000) related to increased losses on extinguishment of debt compared with 2014 primarily due to the February, March and July 2015 separate, privately negotiated exchange transactions involving a portion of our Senior Notes due 2016, 2018 and 2020;

•
$16,216,000 related to a decrease in interest expense in 2015 compared with 2014 due to increased capitalized interest on projects under construction and development as we increased our construction pipeline;

•
$14,331,000 related to a decrease in interest expense on corporate debt due to separate, privately negotiated exchange transactions involving certain of our Senior Notes due 2016, 2018 and 2020 in February, March and July 2015; and

•	$3,105,000 related to the change in fair market value of certain derivatives not qualifying for hedge accounting between the comparable periods, which was marked to market through interest expense.
Non-Cash Transactions - $11,250,000

•
$255,619,000 related to increased gains on change in control of interest in 2015 compared with 2014 activity. The net gain on change in control of interest in 2015 was primarily from the June 2015 acquisition of our partner’s 49% equity ownership interest in seven life science office properties and two parking facilities at University Park at MIT, a mixed-use life science office campus in Cambridge, Massachusetts (“MIT Assets”), and the April 2015 acquisition of our partner’s 50% equity ownership interest in three operating apartment communities (Cherry Tree, Chestnut Lake and Stratford Crossing). The net gain on change in control of interests in 2014 primarily related to the remeasurement of our equity interest in Bayside Village, an apartment community in San Francisco, California, at fair value upon our partner’s transfer of ownership to an unrelated third party and the acquisition of our partner’s interest in Boulevard Mall, a regional mall in Amherst, New York;

•	$(185,320,000) related to increased impairment of real estate in 2015 compared with 2014 primarily driven by the impairment recorded at Westchester's Ridge Hill in the amount of $398,558,000;

•
$(41,095,000) related to an increase in depreciation and amortization expense in 2015 compared with 2014 primarily due to recently opened properties and the change from equity method of accounting to full consolidation method upon the acquisition of our partner’s interest in the MIT Assets and three operating apartment communities in Q2 2015, and Bayside Village and Boulevard Mall in Q4 2014. These increases were partially offset by the disposition of full or partial interests in several properties during 2015 and 2014; and

•	$(17,954,000) related to increased write-offs of abandoned development projects, including $(10,191,000) related to unconsolidated entities, in 2015 compared to 2014.
Operations - $21,140,000

•	$(42,428,000) related to an increase in REIT conversion and reorganization costs incurred in 2015 compared with 2014;

•	$30,802,000 related to a combined fluctuation in revenues, operating expenses and interest expense in properties in which we recently acquired our partners’ interest;

•	$25,616,000 related to a combined fluctuation in revenues, operating expenses and interest expense in our comparable portfolio in 2015 compared with 2014;

•	$5,224,000 related to a combined fluctuation in revenues, operating expenses and interest expense at properties in lease-up at December 31, 2015;

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

•	$2,909,000 related to a combined fluctuation in revenues and operating expenses in our Military Housing business unit in 2015 compared with 2014;

•
$(2,569,000) in interest and other income primarily related to income recognized for a legal settlement at Heritage in 2014, which did not recur in 2015, and decreases in the income recognition on the allocation of state and federal historic preservation, low income housing and new market tax credits in 2015 compared with 2014; and

•	$1,586,000 related to a combined fluctuation in revenues and operating expenses in our Subsidized Senior Housing business unit in 2015 compared with 2014.
Discontinued Operations - $(37,579,000)

•	$(37,579,000) related to an increase in our equity in loss of the Nets in 2015 compared to 2014.
Income Taxes - $598,483,000

•	$588,607,000 due to a one-time adjustment to deferred taxes as a result of the REIT conversion; and

•
$9,876,000 due to decreased income tax expense attributable to both continuing and discontinued operations primarily related to the fluctuations in pre-tax earnings, including gains included in discontinued operations. These fluctuations are primarily due to the various transactions discussed herein.

Capital Expenditures for our Operating Portfolio – Our diversified real estate portfolio requires capital expenditures, including tenant improvements, to maintain and improve its operating performance. The following table represents our capital expenditures by segment:

	Year Ended December 31, 2015		Year Ended December 31, 2014
	Full Consolidation (GAAP)	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Operating properties:
Residential Group	$27,722	$39,222	$23,169	$38,041
Commercial Group	19,883	32,444	17,172	40,346
Other	208	208	52	52
Total operating properties	47,813	71,874	40,393	78,439
Tenant improvements:
Commercial Group	46,470	53,796	20,751	34,170
Total capital expenditures	$94,283	$125,670	$61,144	$112,609
Disposition:
Arena	$10,568	$3,594	$2,942	$1,001

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Reconciliation of Net Earnings (Loss) to FFO
The table below reconciles net earnings (loss), the most comparable GAAP measure, to FFO, a non-GAAP measure.

	Three Months Ended December 31,		Years Ended December 31,
	2015	2014	2015	2014
	(in thousands)
Net earnings (loss) attributable to Forest City Realty Trust, Inc.	$548,714	$69,191	$496,042	$(7,595)
Depreciation and Amortization—Real Estate Groups (1)	94,756	78,788	337,740	296,382
Gain on disposition of full or partial interests in rental properties	—	(33,240)	(22,039)	(110,717)
Impairment of depreciable rental properties	38,431	149,163	447,587	278,222
Income tax expense (benefit) adjustment — current and deferred (2):
Gain on disposition of full or partial interests in rental properties	—	12,960	8,549	44,988
Impairment of depreciable rental properties	(14,785)	(56,638)	(173,590)	(106,691)
One-time adjustment to deferred taxes related to REIT conversion	(588,607)	—	(588,607)	—
FFO attributable to Forest City Realty Trust, Inc.	$78,509	$220,224	$505,682	$394,589
FFO Per Share - Diluted
Numerator (in thousands):
FFO attributable to Forest City Realty Trust, Inc.	$78,509	$220,224	$505,682	$394,589
If-Converted Method (adjustments for interest, net of tax):
5.000% Notes due 2016	8	382	415	1,530
4.250% Notes due 2018	1,005	2,277	5,646	9,106
3.625% Notes due 2020	646	1,664	3,754	6,657
FFO for per share data	$80,168	$224,547	$515,497	$411,882
Denominator:
Weighted average shares outstanding—Basic	257,682,590	198,931,478	237,559,598	198,480,783
Effect of stock options, restricted stock and performance shares	1,951,293	1,764,151	2,407,276	1,747,484
Effect of convertible debt	12,013,760	32,138,215	17,920,119	32,138,215
Effect of convertible 2006 Class A Common Units	1,940,788	2,973,190	2,667,712	3,261,070
Weighted average shares outstanding - Diluted	273,588,431	235,807,034	260,554,705	235,627,552
FFO Per Share	$0.29	$0.95	$1.98	$1.75

(1)	The following table provides detail of depreciation and amortization:

	Three Months Ended December 31,		Years Ended December 31,
	2015	2014	2015	2014
	(in thousands)
Full Consolidation	$72,546	$52,328	$252,925	$196,167
Non-Real Estate	(1,055)	(1,327)	(4,500)	(4,761)
Real Estate Groups Full Consolidation	71,491	51,001	248,425	191,406
Real Estate Groups related to noncontrolling interest	(4,374)	(1,600)	(16,069)	(4,828)
Real Estate Groups Unconsolidated	22,792	24,419	85,345	88,923
Real Estate Groups Discontinued Operations	4,847	4,968	20,039	20,881
Real Estate Groups at our proportional share	$94,756	$78,788	$337,740	$296,382

(2)	The following table provides detail of income tax expense (benefit):

	Three Months Ended December 31,		Years Ended December 31,
	2015	2014	2015	2014
	(in thousands)
Income tax expense (benefit) on FFO
Operating Earnings:
Current taxes	$(6,367)	$(35,646)	$(4,637)	$(49,150)
Deferred taxes	2,763	105,509	154,688	105,739
Total income tax expense (benefit) on FFO	(3,604)	69,863	150,051	56,589
Income tax expense (benefit) on non-FFO
Disposition of full or partial interests in rental properties:
Current taxes	$(2,345)	$32,940	$5,975	$59,111
Deferred taxes	2,345	(19,980)	2,574	(14,123)
Disposition of full or partial interests in rental properties	—	12,960	8,549	44,988
Impairment of depreciable rental properties - deferred taxes	(14,785)	(56,638)	(173,590)	(106,691)
One-time adjustment to deferred taxes related to REIT conversion	(588,607)	—	(588,607)	—
Total income tax expense (benefit) on non-FFO	(603,392)	(43,678)	(753,648)	(61,703)
Grand Total	$(606,996)	$26,185	$(603,597)	$(5,114)

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Reconciliation of FFO to Operating FFO - Pro-Rata Consolidation

	Three Months Ended December 31,			Years Ended December 31,
	2015	2014	% Change	2015	2014	% Change
	(in thousands)			(in thousands)
FFO attributable to Forest City Realty Trust, Inc.	$78,509	$220,224		$505,682	$394,589
Impairment of non-depreciable real estate	—	—		17,691	1,736
Write-offs of abandoned development projects and demolition costs	3,640	266		19,609	1,655
Tax credit income	(4,287)	7,139		(14,807)	(5,803)
Loss on extinguishment of debt	3,133	4,000		65,103	5,322
Change in fair market value of nondesignated hedges	(791)	(1,082)		(4,850)	1,964
Net (gain) loss on change in control of interests	1,405	(227,901)		(486,279)	(230,660)
Straight-line rent adjustments	(26)	(2,733)		(4,497)	(5,329)
Participation payments	1,002	1,075		1,013	2,544
Net loss on disposition of partial interest in development project	—	708		—	16,919
REIT conversion and reorganization costs	22,627	5,697		48,125	5,697
Nets pre-tax FFO	2,325	820		40,760	3,181
Income tax expense (benefit) on FFO	(3,604)	69,863		150,051	56,589
Operating FFO attributable to Forest City Realty Trust, Inc.	$103,933	$78,076	33.1%	$337,601	$248,404	35.9%

Operating FFO Per Share - Diluted
Numerator (in thousands):
Operating FFO attributable to Forest City Realty Trust, Inc.	$103,933	$78,076		$337,601	$248,404
If-Converted Method (adjustments for interest, pre-tax):
5.000% Notes due 2016	13	625		678	2,500
4.250% Notes due 2018	1,641	3,719		9,222	14,875
3.625% Notes due 2020	1,054	2,718		6,132	10,875
Operating FFO for per share data	$106,641	$85,138		$353,633	$276,654
Denominator:
Weighted average shares outstanding - Diluted	273,588,431	235,807,034		260,554,705	235,627,552
Operating FFO Per Share	$0.39	$0.36		$1.36	$1.17

	Three Months Ended December 31,		Years Ended December 31,
	2015	2014	2015	2014
	(in thousands)		(in thousands)
Operating FFO by segment:
Commercial Group	$60,807	$47,976	$217,801	$162,667
Residential Group	38,836	34,489	133,533	117,408
Arena	3,331	810	2,712	2,318
Land Group	18,684	14,786	57,984	51,798
Corporate Group	(17,725)	(19,985)	(74,429)	(85,787)
Operating FFO	$103,933	$78,076	$337,601	$248,404

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Reconciliation of Net Earnings (Loss) to EBITDA - Pro-Rata Consolidation

Three Months Ended December 31,	Years Ended December 31,
2015	2014	2015	2014
(in thousands)
Net earnings (loss) attributable to Forest City Realty Trust, Inc.	$548,714	$69,191	$496,042	$(7,595)
Depreciation and amortization	95,826	80,132	342,305	301,210
Interest expense	62,094	77,132	264,299	323,369
Amortization of mortgage procurement costs	2,741	2,977	10,600	11,089
Income tax expense (benefit)	(606,996)	26,185	(603,597)	(5,114)
EBITDA attributable to Forest City Realty Trust, Inc.	$102,379	$255,617	$509,649	$622,959
Impairment of real estate	38,431	149,163	465,278	279,958
Net loss on extinguishment of debt	3,133	4,000	65,103	5,322
Net loss on disposition of partial interest in development project	—	708	—	16,919
Net gain on disposition of full or partial interests in rental properties	—	(33,240)	(22,039)	(110,717)
Net (gain) loss on change in control of interests	1,405	(227,901)	(486,279)	(230,660)
Nets pre-tax EBITDA	2,325	820	40,760	3,181
REIT conversion and reorganization costs	22,627	5,697	48,125	5,697
Adjusted EBITDA attributable to Forest City Realty Trust, Inc.	$170,300	$154,864	$620,597	$592,659

As of December 31,	As of December 31,
2015	2014	2015	2014
(in thousands)
Total mortgage debt and notes payable, nonrecourse	$5,896,237	$5,883,710	$5,896,237	$5,883,710
Mortgage debt, nonrecourse on assets held for sale	140,460	136,902	140,460	136,902
Revolving credit facility	—	—	—	—
Convertible senior debt	271,006	700,000	271,006	700,000
Total debt	$6,307,703	$6,720,612	$6,307,703	$6,720,612
Less cash and equivalents	(309,949)	(352,947)	(309,949)	(352,947)
Less cash and equivalents on assets held for sale	(5,410)	(12,225)	(5,410)	(12,225)
Net Debt	$5,992,344	$6,355,440	$5,992,344	$6,355,440

Net Debt to Adjusted EBITDA (Annualized)	8.8	x	10.3	x	9.7	x	10.7	x

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Net Debt to Adjusted EBITDA - Pro-Rata Consolidation - Additional Impacts

The schedule below is provided to show the impact of certain recently closed transactions to our Net Debt to Adjusted EBITDA ratio.

	Adjusted		Net Debt to
	EBITDA	Net Debt	Adjusted EBITDA
	(in thousands)
Per The Year Ended December 31, 2015 Reconciliation of Net Earnings (Loss) to EBITDA	$620,597	$5,992,344	9.7	x
Impact of:
2015 Acquisitions (1)	13,957	—
2015 Sales (2)	(4,012)	—
2015 Opening (3)	1,733	4,195
Subtotal	$632,275	$5,996,539	9.5	x
Impact of closed 2016 sales:
Arena (4)	(21,943)	(140,460)
Westchester’s Ridge Hill (5)	(9,775)	(169,369)
Net cash proceeds from asset sales (6)	—	(289,000)
	$600,557	$5,397,710	9.0	x

(1)
Represents additional Adjusted EBITDA which would have been generated in 2015 by our additional ownership interests in the MIT Assets, which were acquired in June 2015, and the residential partner acquisitions, which were made in April 2015, if these acquisitions were made at the beginning of the year.

(2)	Represents lost Adjusted EBITDA on assets disposed during 2015.

(3)	Represents additional Adjusted EBITDA, at stabilization, and estimated loan draws on properties that are in lease-up or are opening in phases in 2015.

(4)	Represents Adjusted EBITDA and debt associated with the Arena, which was sold on January 29, 2016.

(5)	Represents reduction of Adjusted EBITDA and related debt assumed by QIC as a result of the joint venture transaction that closed on January 29, 2016.

(6)	Includes net cash proceeds received or expected to be received in 2016 as follows:

Net Cash Proceeds
(in thousands)
625 Fulton Avenue (Land)	$152,000
Westchester’s Ridge Hill	83,000
Arena	54,000
$289,000

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Operating FFO Bridge
Three Months Ended December 31, 2015 vs. Three Months Ended December 31, 2014
(in millions)
$120.0
$110.0
$100.0
$90.0
$80.0
$70.0
$78.1
13.2
9.8
8.1
4.4
3.8
(0.8)
(2.5)
(3.2)
(7.0)
$103.9
Three Months Ended Dec 31, 2014
New property openings and acquisitions
Decreased Corporate/ mature portfolio interest
NOI on mature portfolio
Capitalized Interest
Stapleton land sales
Property sales
Lease termination income
Other
2014 legal settlement
Three Months Ended Dec 31, 2015

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Operating FFO Bridge
Year Ended December 31, 2015 vs. Year Ended December 31, 2014
$370.0
$340.0
$310.0
$280.0
$250.0
$220.0
(in millions)
$248.4
30.6
27.1
26.0
16.2
5.0
2.8
(2.7)
(6.9)
(8.9)
$337.6
Year End Dec 31, 2014
Decreased Corporate/ mature portfolio interest
New property openings and acquisitions
NOI on mature portfolio
Capitalized Interest
Military Housing
Stapleton land sales
Other
Property sales
2014 legal settlement
Year End Dec 31, 2015

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Retail Lease Expirations as of December 31, 2015

Expiration Year	Number of Expiring Leases	Square Feet of Expiring Leases (1)	Percentage of Total Leased GLA	Contractual Rent Expiring (2)	Percentage of Total Contractual Rent	Average Contractual Rent Per Square Foot Expiring (1)
2016	271	870,521	8.80%	$26,076,027	10.26%	$50.68
2017	269	963,098	9.74	29,965,928	11.79	57.14
2018	181	877,680	8.87	20,088,960	7.90	39.05
2019	189	1,232,009	12.46	26,909,749	10.59	37.16
2020	147	1,031,685	10.43	22,885,923	9.00	39.84
2021	108	896,166	9.06	23,697,129	9.32	46.08
2022	119	915,113	9.25	29,656,997	11.67	50.79
2023	76	651,970	6.59	19,640,841	7.73	44.73
2024	92	532,573	5.38	13,257,289	5.22	48.52
2025	115	638,519	6.46	16,976,123	6.68	49.32
Thereafter	54	1,280,741	12.96	25,023,369	9.84	31.33
Total	1,621	9,890,075	100.00%	$254,178,335	100.00%	$43.95

(1)
Square feet of expiring leases and average contractual rent per square foot are operating statistics that represent 100% of the square footage and contractual rental income per square foot from expiring leases.

(2)
Contractual rent expiring is an operating statistic and is not comparable to rental revenue, a GAAP financial measure. The primary differences arise because contractual rent is calculated at the Company’s ownership share and excludes adjustments for the impacts of straight-line rent, amortization of intangible assets related to in-place leases, above and below market leases and overage rental payments (which are not reasonably estimable). Contractual rent per square foot includes base rent, fixed additional charges for marketing/promotional charges, common area maintenance and real estate taxes.

Retail Lease Expirations
Percentage of Contractual Rent Expiring
As of December 31, 2015

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Office Lease Expirations as of December 31, 2015

Expiration Year	Number of Expiring Leases	Square Feet of Expiring Leases (1)	Percentage of Total Leased GLA	Contractual Rent Expiring (2)	Percentage of Total Contractual Rent	Average Contractual Rent Per Square Foot Expiring (1)
2016	91	1,016,069	10.39%	$27,832,085	6.90%	$27.94
2017	58	438,169	4.48	14,998,480	3.72	36.21
2018	54	1,160,753	11.87	47,531,608	11.78	47.49
2019	44	976,743	9.99	41,747,476	10.34	45.39
2020	29	1,195,598	12.22	48,449,321	12.00	43.58
2021	23	744,780	7.61	28,285,379	7.01	44.20
2022	19	523,144	5.35	26,619,168	6.60	56.41
2023	12	598,139	6.12	35,767,930	8.86	60.37
2024	22	1,279,240	13.08	58,533,339	14.50	48.06
2025	11	441,590	4.51	13,652,783	3.38	35.98
Thereafter	22	1,406,631	14.38	60,187,387	14.91	46.00
Total	385	9,780,856	100.00%	$403,604,956	100.00%	$44.62

(1)
Square feet of expiring leases and average contractual rent per square foot are operating statistics that represent 100% of the square footage and contractual rental income per square foot from expiring leases.

(2)
Contractual rent expiring is an operating statistic and is not comparable to rental revenue, a GAAP financial measure. The primary differences arise because contractual rent is calculated at the Company’s ownership share and excludes adjustments for the impacts of straight-line rent, amortization of intangible assets related to in-place leases, above and below market leases and overage rental payments (which are not reasonably estimable). Contractual rent per square foot includes base rent, common area maintenance and real estate taxes.

Office Lease Expirations
Percentage of Contractual Rent Expiring
As of December 31, 2015

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Significant Retail Tenants as of December 31, 2015

(Based on contractual rent of 1% or greater at the Company’s ownership share)
Tenant	Primary DBA	Number of Leases	Leased Square Feet	Percentage of Total Retail Square Feet
Dick’s Sporting Goods, Inc.	Dick’s Sporting Goods	7	421,749	4.26%
Regal Entertainment Group	Regal Cinemas, Edwards Theatres, United Artists Theatres	5	381,461	3.86
Bass Pro Shops, Inc.	Bass Pro Outdoor World	2	364,500	3.69
Target Corporation	Target	2	362,498	3.67
The Gap, Inc.	Banana Republic, Gap, Old Navy, Athleta	25	309,732	3.13
AMC Entertainment, Inc.	AMC Theaters	3	260,886	2.64
The TJX Companies, Inc.	Marshalls, T.J. Maxx	7	230,552	2.33
H&M Hennes & Mauritz AB	H&M	11	219,638	2.22
L Brands, Inc.	Bath and Body Works, Victoria’s Secret, Pink	32	202,329	2.05
Ahold USA	Pathmark, Stop & Shop	3	187,025	1.89
Abercrombie & Fitch Co.	Abercrombie & Fitch, Hollister	19	135,066	1.37
Ascena Retail Group, Inc.	Ann Taylor, Loft, Lane Bryant, Justice	23	113,426	1.15
Costco Wholesale Corporation	Costco	1	110,074	1.11
Foot Locker, Inc.	FootLocker, Lady FootLocker, Kids FootLocker, FootAction USA, Champs Sports	26	109,192	1.10
Express, Inc.	Express	12	107,780	1.09
Best Buy Co., Inc.	Best Buy	4	104,220	1.05
Fitness International	LA Fitness, Fitness International	2	85,062	0.86
American Eagle Outfitters, Inc.	American Eagle Outfitters, Aerie	12	69,895	0.71
Signet Jewelers	Kay Jewelers, Zales Jewelers, Piercing Pagoda, Jared The Galleria of Jewelry	30	42,255	0.43
Subtotal		226	3,817,340	38.61
Others		1,395	6,072,735	61.39
Total		1,621	9,890,075	100.00%

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Significant Office Tenants as of December 31, 2015

(Based on contractual rent of 2% or greater at the Company’s ownership share)
Tenant	Leased Square Feet	Percentage of Total Office Square Feet
City of New York	1,094,786	11.19%
Millennium Pharmaceuticals, Inc.	567,641	5.80
Anthem, Inc.	392,514	4.01
U.S. Government	388,076	3.97
JP Morgan Chase & Co.	361,422	3.70
Bank of New York Mellon Corp.	317,572	3.25
National Grid	259,561	2.65
Clearbridge Investments, LLC	201,028	2.06
Covington & Burling, LLP	160,565	1.64
Agios Pharmaceuticals, Inc.	146,034	1.49
Partners HealthCare	136,150	1.39
ARIAD Pharmaceuticals, Inc.	126,509	1.29
Seyfarth Shaw, LLP	96,909	0.99
Subtotal	4,248,767	43.43
Others	5,532,089	56.57
Total	9,780,856	100.00%

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Historical Trends

Through the implementation of our strategic plan, we approach our business by:

•	Focusing on core markets and products as we develop, own and operate a high-quality portfolio;

•	Driving operational excellence through all aspects of our company; and

•	Building a strong, sustaining capital structure, improved balance sheet and debt metrics.

The tables below illustrate our progress as we continue to implement our strategic plan. The financial and operating data presented is as reported in previous year-end supplemental packages. GAAP reconciliations for previous years can be found in prior supplemental packages furnished with the SEC and are available on our website at www.forestcity.net.

Development ratio is calculated in accordance with our financial covenants contained in our revolving credit facility. Total debt includes outstanding borrowings on our revolving credit facility, convertible senior debt, nonrecourse mortgages and notes payable. Net debt to Adjusted EBITDA is defined as total debt, less cash and equivalents, divided by Adjusted EBITDA. All metrics are reflected at our pro-rata share.

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Historical Trends (continued)

*
Represents data for the full year ended December 31, 2013, which is consistent with our calendar year-end adopted in 2013. As such, data for the year ended December 31, 2013 includes results for the month ended January 31, 2013, which was previously included in the financial results for the year ended January 31, 2013 in our supplemental package furnished with the SEC on March 27, 2013.

**
See the Net Debt to Adjusted EBITDA schedule on page 38 of this supplemental package for impacts to this ratio related to annualizing 2015 acquisitions, sales and new openings and layering on the impacts of asset sales that closed prior to furnishing this Form 8-K.

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Development Pipeline
Phased Property Openings and Projects Under Construction
December 31, 2015

						Cost at Completion (b)			Cost Incurred to Date (c)
		Anticipated	Legal				Cost at			Cost at
		Opening	Ownership		Pro-Rata	Cost	Pro-Rata		Cost	Pro-Rata	No. of			Lease %
	Location	Date	(a)		% (a)	at 100%	Share		at 100%	Share	Units		GLA	(d)
						(in millions)
2015 Phased Openings
Residential:
Aster Town Center North	Denver, CO	Q4-15/Q1-16	90%		90%	$23.4	$21.1		$19.9	$17.9	135	(e)	—	43%
Other:
Kapolei Lofts	Kapolei, HI	Q3-15/Q3-16	100%		0% (f)	154.8	0.0		115.3	6.2	499		—	27%
Total Phased Openings						$178.2	$21.1		$135.2	$24.1

Projects Under Construction
Residential:
Arizona State Retirement System Joint Venture:
The Yards - Arris	Washington, D.C.	Q1-16	25%		25%	$145.1	$37.8		$112.5	$30.1	327		19,000
Blossom Plaza	Los Angeles, CA	Q2-16	25%		25%	104.9	26.9		65.8	19.1	237		19,000
Eliot on 4th	Washington, D.C.	Q4-16	25%		25%	143.0	38.4		42.8	13.5	365		5,000
Museum Towers II	Philadelphia, PA	Q4-16	25%		25%	114.0	28.9		46.1	13.0	286		—
Broadway and Hill	Los Angeles, CA	Q3-17	25%		25%	140.3	36.3		60.5	19.4	391		15,000
						647.3	168.3		327.7	95.1	1,606		58,000
Greenland Joint Venture:
535 Carlton	Brooklyn, NY	Q4-16/17	30%	(g)	30%	168.8	51.2		68.7	20.7	298		—
550 Vanderbilt (condominiums)	Brooklyn, NY	Q1-17/18	30%	(g)	30%	362.7	111.8		191.3	60.5	278		7,000
38 Sixth Ave	Brooklyn, NY	Q2-17/18	30%	(g)	30%	202.7	61.6		46.2	14.7	303		28,000
Pacific Park - Parking (h)	Brooklyn, NY	Q4-16/17	30%	(g)	30%	46.2	13.8		26.5	7.9	—		—
						780.4	238.4		332.7	103.8	879		35,000
The Bixby	Washington, D.C.	Q2-16	25%	(g)	25%	54.0	10.8		27.3	5.5	195		—
B2 BKLYN	Brooklyn, NY	Q3-16	100%		100%	192.1	192.1		129.9	129.9	363		4,000
Town Center Wrap	Denver, CO	Q4-16/Q3-17	95%		95%	93.1	88.4		4.9	4.7	399		7,000
Hudson Exchange	Jersey City, NJ	Q1-18	50%	(g)	50%	213.2	106.6		37.3	19.8	421		9,000
						$1,980.1	$804.6		$859.8	$358.8	3,863		113,000
Office:
300 Massachusetts Ave	Cambridge, MA	Q1-16	50%	(g)	50%	$175.3	$98.8		$130.5	$71.0	—		246,000	100%
1812 Ashland Ave	Baltimore, MD	Q3-16	85%		100%	60.7	60.7		35.7	35.7	—		164,000	70%
The Bridge at Cornell Tech	Roosevelt Island, NY	Q2-17	100%		100%	164.1	164.1		48.6	48.6	—		235,000	39%
						$400.1	$323.6		$214.8	$155.3	—		645,000
Total Projects Under Construction (i)						$2,380.2	$1,128.2		$1,074.6	$514.1

Estimated Initial Yield on Cost							5.5% - 6.0%	(j)
See footnotes on the following page.

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Development Pipeline
Property Acquisition and Openings
December 31, 2015

					Cost at Completion (b)
		Date Acquired/	Legal		Cost	Cost at	No. of
	Location	Opened	Ownership (a)	Pro-Rata % (a)	at 100%	Pro-Rata Share	Units	GLA	Lease % (d)
					(in millions)
2015 Property Acquisition
Residential:
500 Sterling Place	Brooklyn, NY	Q1-15	100%	100%	$48.1	$48.1	77	—	88%
2015 Property Openings
Retail Expansions:
Boulevard Mall	Amherst, NY	Q4-15	100%	100%	$10.9	$10.9	—	46,000	100%
Galleria at Sunset	Henderson, NV	Q2-15	51% (g)	51%	24.7	13.8	—	32,000	59%
Total Property Openings					$35.6	$24.7	—	78,000

(a)	The Company invests in certain real estate projects through joint ventures and, at times, may provide funding at percentages that differ from the Company’s legal ownership.

(b)	Represents estimated project costs to achieve stabilization, at 100% and the Company’s pro-rata share, respectively. Amounts exclude capitalized interest not allocated to the underlying joint venture.

(c)
Represents total capitalized project costs incurred to date, at full consolidation and the Company’s pro-rata share, respectively, including all capitalized interest related to the development project.

(d)	Lease commitments as of February 16, 2016.

(e)	As of December 31, 2015, 63 of the 135 units were open.

(f)
Kapolei Lofts is a residential project on land leased to the Company. The Company consolidates the land lessor, who is entitled to a preferred return that currently exceeds anticipated operating cash flow of the project, and therefore, this project is reflected at 0% for pro-rata purposes.  In accordance with the waterfall provisions of the distribution Agreement, the Company expects to share in the net proceeds upon a sale of the project. The payments made under the lease are deemed a preferential return and allocated to noncontrolling interest. As of December 31, 2015, 139 of the 499 units were open.

(g)
Reported under the equity method of accounting. This method represents a GAAP measure for investments in which the Company is not deemed to have control or to be the primary beneficiary of its investments in a VIE.

(h)	Expected to include 370 parking spaces.

(i)	Of the remaining project costs, the Company has undrawn construction loan commitments of $462.9 million on a pro-rata basis ($1.0 billion at 100%).

(j)
Range of estimated initial yield on cost for projects under construction is calculated using estimated pro-rata initial stabilized NOI divided by pro-rata share of project cost per above, net of anticipated subsidies and other cost adjustments. 550 Vanderbilt (condominiums) has been excluded from estimated initial yield on cost.

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Development Pipeline
Projects Under Development
December 31, 2015

Below is a summary of our active large scale development projects which are crucial to our long-term growth. While we cannot make any assurances on the timing or delivery of these projects, our track record speaks to our ability to bring large, complex projects to fruition when there is demand and available construction financing. The projects listed below represent pro-rata costs of $365.5 million ($150.7 million at full consolidation) of Projects Under Development on our balance sheet and pro-rata mortgage debt of $163.8 million ($11.0 million at full consolidation).

1)	Pacific Park Brooklyn - Brooklyn, NY
Pacific Park Brooklyn, a 22-acre mixed-use project, is located adjacent to the state-of-the-art arena, Barclays Center. At full build-out, Pacific Park Brooklyn is expected to feature more than 6,400 units of housing, including 2,250 affordable units, approximately 250,000 square feet of retail space, and more than 8 acres of landscaped open space. Projects currently under construction include B2 BKLYN, a 50% market-rate and 50% affordable rental building with 363 residential units, 535 Carlton, a 100% affordable rental building with 298 residential units, 550 Vanderbilt, a 278-unit condominium building, 38 Sixth Ave, a 303-unit, 100% affordable rental building and parking garages which are expected to include 370 parking spaces.

2)	The Yards - Washington, D.C.
The Yards is a 48-acre mixed-use project, located in the neighborhood of the Washington Nationals baseball park in the Capitol Riverfront District. At full build-out, the project is expected to include up to 3,400 residential units, 1.8 million square feet of office space and approximately 400,000 square feet of retail and dining space. The Yards features a 5.5-acre publicly funded public park that is a gathering place and recreational focus for the community. Current completed projects include a 170-unit residential building, Foundry Lofts; two retail centers: Boilermaker Shops and Lumber Shed, with 40,000 and 31,000 square feet, respectively; and Twelve12, a mixed-use property, with 218 residential units and 88,000 square feet of retail space. Arris, a mixed-use project, is currently under construction and is expected to feature 327 residential units and 19,000 square feet of retail space.

3)	The Science + Technology Park at Johns Hopkins - Baltimore, MD
The Science + Technology Park at Johns Hopkins is a 31-acre center for collaborative research directly adjacent to the world-renowned Johns Hopkins medical and research complex. Plans call for 1.1 million square feet in five buildings, with future phases able to support additional expansion. Current completed projects include the 279,000 square-foot 855 North Wolfe Street, a 492,000 square-foot parking garage for Johns Hopkins and a 234,000 square-foot commercial building developed on a fee basis which is fully leased by the Department of Health & Mental Hygiene. Currently under construction is a 164,000 square-foot office building, 1812 Ashland Ave.
4) Waterfront Station - Washington, D.C.
Located in Southwest Washington, D.C., Waterfront Station is adjacent to the Waterfront MetroRail station. Waterfront Station is expected to include 660,000 square feet of office space, 365 residential units and 40,000 square feet of retail stores and restaurants. Currently under construction is a 365-unit residential building, Eliot on 4th.
5) Pier 70 - San Francisco, CA
Pier 70 is a former shipyard on San Francisco’s eastern waterfront. Our master development area of 28 acres is a mixed-use project, which is expected to include 3.2 million total square feet, consisting of 900,000 to 1.8 million square feet of office space, approximately 400,000 square feet of traditional retail, local production, and cultural/community uses, 1,000 to 2,000 residential units, approximately 2,000 parking spaces and 7 acres of waterfront parks.
6) 5M - San Francisco, CA
5M is a mixed-use project on approximately 4 acres in downtown San Francisco. 5M is expected to include approximately 800,000 square feet of commercial uses and 690 residential units. The project will retain three existing historic buildings, including the iconic San Francisco Chronicle building and would create significant new open spaces for the neighborhood. The project is designed to house a dynamic ground-floor mix featuring local retail and arts, cultural and community uses for a total of approximately 1.7 million square feet of development.

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Development Pipeline
Land Inventory

Land inventory represents undeveloped land parcels we currently do not intend to hold for future vertical development. A summary of our land inventory follows:

	December 31, 2015		December 31, 2014
	Full Consolidation (GAAP)	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Stapleton	$49,240	$44,378	$51,604	$46,583
Commercial outlots	20,078	28,545	45,865	54,072
Total Land Inventory (1)	$69,318	$72,923	$97,469	$100,655

(1)	A full reconciliation of pro-rata consolidation (non-GAAP) to their GAAP equivalents can be found in the Selected Financial Information section of this supplemental package.

Stapleton
Stapleton represents one of the nation’s largest urban redevelopments. At full build-out of 4,700 acres or 7.5 square miles, Stapleton is planned for more than 12,000 homes and apartments, 3 million square feet of retail and 10 million square feet of office/research and development/industrial space. Located 10 minutes east of Downtown Denver and 20 minutes from Denver International Airport, Stapleton is expected to be home to 30,000 residents and 35,000 workers when complete. As of December 31, 2015, we own 403 gross acres, of which 159 acres are saleable. We also have an option to purchase an additional 566 gross acres at Stapleton.
Commercial Outlots
Commercial outlots are primarily undeveloped parcels of land adjacent to our retail assets throughout the United States. These parcels are sold to third party operators that benefit from being in close proximity to the existing retail asset. Typically, these outlots have zoning and entitlements consistent with our retail asset. At December 31, 2014, land inventory included 13.5 acres of undeveloped land located in downtown Las Vegas, NV. We recorded an impairment charge of $16.3 million on this land inventory in 2015 and subsequently sold 6.1 acres of the land inventory at a sales price that approximated the carrying value.

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Military Housing
Property Openings and Projects Under Construction
as of December 31, 2015

The following summary includes Military Housing properties opened and those project phases having a percentage of units both opened and under construction:

Property	Location	Date Opened/Anticipated Opening	FCE Pro-Rata %	No. of Units

Military Housing Portfolio
Air Force Academy	Colorado Springs, CO	2007-2011	50.00%	427
Marine Corp Base - Hawaii	Kaneohe, HI	2007-2014	*	2,316
Marines Region - Hawaii (Under Construction)	Honolulu, HI	2015-2018	*	260
Midwest Millington	Memphis, TN	2008-2011	*	318
Navy Midwest	Chicago, IL	2006-2011	*	1,401
Navy Region - Hawaii	Honolulu, HI	2005-2011	*	4,472
Pacific Northwest Communities	Seattle, WA	2007-2011	*	3,077
Pacific Northwest Communities - Phase II (Under Construction)	Seattle, WA	2015-2018	*	367
Southern Group:
Arnold Air Force Base	Tullahoma, TN	2011-2013	**	22
Joint Base Charleston	Charleston, SC	2011-2013	**	345
Keesler Air Force Base	Biloxi, MS	2011-2012	**	1,184
Shaw Air Force Base	Sumter, SC	2011-2015	**	630
Total Military Housing Units				14,819

*The Company's share of residual cash flow ranges from 0-20% during the life cycle of the project.
**We do not share in any cash flow from operations. However, we are entitled to the return of our equity at the end of the 50-year lease term.
Summary of Military Housing Net Operating Income
Development and construction management fees related to our military housing projects are earned based on a contractual percentage of the actual development and construction costs incurred. We also recognize additional development and construction incentive fees upon successful completion of certain criteria, such as incentives to realize development cost savings, encourage small and local business participation, comply with specified safety standards and other project management incentives as specified in the development and construction agreements. NOI from development, construction and incentive fees was $6,319,000 and $4,761,000 for the years ended December 31, 2015 and 2014, respectively.
Property and asset management fees are earned based on a contractual percentage of the annual net rental income and annual operating income, respectively, that is generated by the military housing privatization projects as defined in the agreements. We also recognize certain property management incentive fees based upon successful completion of certain criteria as set forth in the property management agreements. Property management, management incentive and asset management fees generated NOI of $18,247,000 and $15,844,000 for the years ended December 31, 2015 and 2014, respectively.
Disposal of Military Housing Portfolio
On February 22, 2016, we sold 100% of our ownership interests in our Military Housing portfolio.

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Financial Information

Common Stock Data (NYSE: FCE A and FCE B)
The following summarizes information related to the Company’s Class A and Class B common stock based on information reported by the New York Stock Exchange:

	Quarter Ended
	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014
Class A Common Stock
Closing Price, end of period	$21.93	$20.13	$22.10	$25.52	$21.30
High Sales Price	$23.73	$23.96	$25.88	$25.90	$21.90
Low Sales Price	$20.12	$19.34	$22.07	$20.68	$19.03
Average Sales Price	$21.76	$22.04	$23.70	$24.49	$20.80
Total Volume	66,703,892	99,971,191	102,548,636	69,096,438	70,389,527
Average Volume	1,042,248	1,562,050	1,627,756	1,132,728	1,099,836
Common shares outstanding, end of period	238,949,141	238,844,963	231,391,181	193,501,911	179,763,952
Class B Common Stock
Closing Price, end of period	$21.87	$20.95	$23.00	$25.50	$21.34
High Sales Price	$23.82	$23.83	$25.83	$25.81	$21.74
Low Sales Price	$19.97	$19.76	$22.50	$20.74	$19.20
Average Sales Price	$22.07	$21.93	$23.89	$24.60	$20.69
Total Volume	43,101	139,488	64,791	37,129	59,140
Average Volume	673	2,180	1,028	609	924
Common shares outstanding, end of period	18,805,285	18,824,341	18,891,153	18,942,503	19,208,517
Common Equity Market Capitalization	$5,651,426,245	$5,202,319,049	$5,548,241,619	$5,421,202,595	$4,238,881,931
Quarterly dividends declared per common share Class A and Class B	$—	$—	$—	$—	$—

Financial Covenants
Our revolving credit facility contains certain restrictive financial covenants. A summary of the key financial covenants as defined in the agreement, all of which we are compliant with at December 31, 2015, follows:

	Requirement Per Agreement	As of December 31, 2015
	(dollars in thousands)
Credit Facility Financial Covenants
Maximum Total Leverage Ratio	≤65%	52.71%
Maximum Secured Leverage Ratio (1)	≤55%	50.71%
Maximum Secured Recourse Leverage Ratio (1)	≤15%	0.00%
Minimum Fixed Charge Coverage Ratio (1)	≥1.50x	1.72	x
Maximum Unsecured Leverage Ratio (1)	≤60%	12.00%
Minimum Unencumbered Interest Coverage Ratio (1)	≥1.50x	2.18	x

(1)
The first required reporting period for these financial covenants is effective for the three months ending March 31, 2016; however, at December 31, 2015, we would have been in compliance with all of these financial covenants.

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Financial Information

Nonrecourse Debt Maturities Table (dollars in thousands)
As of December 31, 2015

	Year Ending December 31, 2016				Year Ending December 31, 2017
	Full Consolidation	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation	Full Consolidation	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation
Fixed:
Fixed-rate debt	$209,362	$47,634	$172,384	$334,112	$270,182	$10,954	$361,106	$620,334
Weighted average rate	7.87%	10.73%	5.71%	6.35%	5.65%	5.99%	5.72%	5.69%
Variable:
Variable-rate debt	63,767	476	10,828	74,119	1,007,597	4,465	62,624	1,065,756
Weighted average rate	2.71%	3.17%	3.84%	2.87%	5.77%	3.05%	1.64%	5.53%

Tax-Exempt	—	—	280	280	—	—	25,100	25,100
Weighted average rate	—%	—%	1.38%	1.38%	—%	—%	0.91%	0.91%
Total variable-rate debt	63,767	476	11,108	74,399	1,007,597	4,465	87,724	1,090,856
Total Nonrecourse Debt	$273,129	$48,110	$183,492	$408,511	$1,277,779	$15,419	$448,830	$1,711,190
Weighted Average Rate	6.67%	10.65%	5.59%	5.72%	5.74%	5.14%	4.88%	5.52%

	Year Ending December 31, 2018				Year Ending December 31, 2019
	Full Consolidation	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation	Full Consolidation	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation
Fixed:
Fixed-rate debt	$208,737	$7,162	$250,794	$452,369	$114,212	$3,885	$40,650	$150,977
Weighted average rate	4.57%	3.80%	4.99%	4.81%	4.01%	4.80%	5.73%	4.45%
Variable:
Variable-rate debt	64,232	39,391	7,823	32,664	239,554	53,293	106,780	293,041
Weighted average rate	2.96%	2.79%	3.69%	3.33%	2.21%	1.31%	4.15%	3.08%

Tax-Exempt	129,776	38,682	53,040	144,134	8,500	—	20,000	28,500
Weighted average rate	1.44%	2.12%	2.01%	1.47%	2.97%	—%	0.84%	1.48%
Total variable-rate debt	194,008	78,073	60,863	176,798	248,054	53,293	126,780	321,541
Total Nonrecourse Debt	$402,745	$85,235	$311,657	$629,167	$362,266	$57,178	$167,430	$472,518
Weighted Average Rate	3.30%	2.57%	4.45%	3.97%	2.79%	1.55%	4.14%	3.42%

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Financial Information

Scheduled Maturities Table: Nonrecourse Debt (dollars in thousands) (continued)
As of December 31, 2015

	Year Ending December 31, 2020				Thereafter
	Full Consolidation	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation	Full Consolidation	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation
Fixed:
Fixed-rate debt	$160,767	$23,184	$143,986	$281,569	$1,486,116	$340,537	$909,618	$2,055,197
Weighted average rate	5.09%	4.47%	4.85%	5.02%	5.38%	7.25%	4.30%	4.59%
Variable:
Variable-rate debt	184	—	741	925	53,080	—	2,050	55,130
Weighted average rate	4.37%	—%	1.88%	2.38%	3.19%	—%	1.30%	3.12%

Tax-Exempt	—	—	—	—	445,129	89,514	66,875	422,490
Weighted average rate	—%	—%	—%	—%	0.98%	1.01%	0.96%	0.98%
Total variable-rate debt	184	—	741	925	498,209	89,514	68,925	477,620
Total Nonrecourse Debt	$160,951	$23,184	$144,727	$282,494	$1,984,325	$430,051	$978,543	$2,532,817
Weighted Average Rate	5.09%	4.47%	4.84%	5.01%	4.33%	5.95%	4.06%	3.95%

	Total
	Full Consolidation	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation
Fixed:
Fixed-rate debt	$2,449,376	$433,356	$1,878,538	$3,894,558
Weighted average rate	5.47%	7.37%	4.87%	4.97%
Variable:
Variable-rate debt	1,428,414	97,625	190,846	1,521,635
Weighted average rate	4.81%	2.00%	3.25%	4.80%

Tax-Exempt	583,405	128,196	165,295	620,504
Weighted average rate	1.11%	1.34%	1.28%	1.11%
Total variable-rate debt	2,011,819	225,821	356,141	2,142,139
Total Nonrecourse Debt	$4,461,195	$659,177	$2,234,679	$6,036,697
Weighted Average Rate	4.69%	5.40%	4.46%	4.53%

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Financial Information
Summary of FFO by Segment - Three Months and Year Ended December 31, 2015 (in thousands)

	Three Months Ended December 31, 2015					Year Ended December 31, 2015
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Commercial Group
Total revenues	$164,162	$4,853	$57,270	$—	$216,579	$587,020	$20,298	$245,402	$—	$812,124
Revenue adjustments:
Revenues of unconsolidated entities	57,270	—	(57,270)	—	—	245,402	—	(245,402)	—	—
Exclude land sales	(8,555)	—	—	—	(8,555)	(8,555)	—	—	—	(8,555)
Exclude land sales of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude Land Development Group revenues	—	—	—	—	—	—	—	—	—	—
Exclude Land Development Group revenues of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Adjusted revenues	212,877	4,853	—	—	208,024	823,867	20,298	—	—	803,569
Operating expenses	88,321	2,837	24,720	—	110,204	315,250	10,792	97,970	—	402,428
Operating expense adjustments:
Operating expenses of unconsolidated entities	24,720	—	(24,720)	—	—	97,970	—	(97,970)	—	—
Exclude cost of land sales	(8,482)	—	—	—	(8,482)	(8,482)	—	—	—	(8,482)
Exclude Land Development Group operating expenses	—	—	—	—	—	—	—	—	—	—
Exclude Land Development Group operating expenses of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude corporate general and administrative expenses	—	—	—	—	—	—	—	—	—	—
Exclude REIT conversion and reorganization costs	—	—	—	—	—	—	—	—	—	—
Adjusted operating expenses	104,559	2,837	—	—	101,722	404,738	10,792	—	—	393,946
Net operating income	108,318	2,016	—	—	106,302	419,129	9,506	—	—	409,623
Equity in earnings (loss) of unconsolidated entities	1,103	—	(1,103)	—	—	22,420	—	(22,420)	—	—
Exclude depreciation and amortization of unconsolidated entities	15,499	—	(15,499)	—	—	57,593	—	(57,593)	—	—
Exclude gain on disposition of unconsolidated entities	—	—	—	—	—	(1,009)	—	1,009	—	—
Exclude impairment of unconsolidated depreciable real estate	—	—	—	—	—	—	—	—	—	—
Revenue adjustments (per above)	(48,715)	—	57,270	—	8,555	(236,847)	—	245,402	—	8,555
Operating expense adjustments (per above)	16,238	—	(24,720)	—	(8,482)	89,488	—	(97,970)	—	(8,482)
Write-offs of abandoned development projects	—	—	—	—	—	(5,104)	—	—	—	(5,104)
Interest and other income	1,499	—	349	—	1,848	7,113	10	472	—	7,575
Interest expense	(29,586)	(967)	(16,297)	—	(44,916)	(118,797)	(4,113)	(68,892)	—	(183,576)
Loss on extinguishment of debt	—	—	—	—	—	(3,114)	—	(8)	—	(3,122)
Impairment of non-depreciable real estate	—	—	—	—	—	(16,307)	—	—	—	(16,307)
Amortization of mortgage procurement costs	(1,750)	—	—	—	(1,750)	(7,139)	—	—	—	(7,139)
Net gain (loss) on change in control of interests	(1,405)	—	—	—	(1,405)	462,238	—	—	—	462,238
Non-Real Estate depreciation and amortization	(349)	—	—	—	(349)	(1,141)	—	—	—	(1,141)
Noncontrolling interest in FFO	(1,049)	(1,049)	—	—	—	(5,403)	(5,403)	—	—	—
Pre-tax FFO from discontinued operations	—	—	—	—	—	—	—	—	—	—
Income tax benefit (expense) on FFO	—	—	—	—	—	—	—	—	—	—
FFO attributable to Forest City Realty Trust, Inc.	$59,803	$—	$—	$—	$59,803	$663,120	$—	$—	$—	$663,120
Depreciation and amortization - Real Estate Groups	(61,631)	—	—	—	(61,631)	(214,339)	—	—	—	(214,339)
Net gain on disposition of full or partial interests in rental properties	—	—	—	—	—	1,746	—	1,009	—	2,755
Gain on disposition of unconsolidated entities	—	—	—	—	—	1,009	—	(1,009)	—	—
Impairment of consolidated and unconsolidated depreciable real estate	(25,971)	—	—	—	(25,971)	(426,704)	—	—	—	(426,704)
Impairment of unconsolidated depreciable real estate	—	—	—	—	—	—	—	—	—	—
Non-FFO from discontinued operations	—	—	—	—	—	—	—	—	—	—
Net earnings (loss) attributable to Forest City Realty Trust, Inc.	$(27,799)	$—	$—	$—	$(27,799)	$24,832	$—	$—	$—	$24,832

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Financial Information
Summary of FFO by Segment - Three Months and Year Ended December 31, 2015 (in thousands) (continued)

	Three Months Ended December 31, 2015					Year Ended December 31, 2015
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Residential Group
Total revenues	$82,731	$9,545	$35,439	$—	$108,625	$312,954	$37,530	$142,540	$—	$417,964
Revenue adjustments:
Revenues of unconsolidated entities	35,439	—	(35,439)	—	—	142,540	—	(142,540)	—	—
Exclude land sales	—	—	—	—	—	(611)	—	—	—	(611)
Exclude land sales of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude Land Development Group revenues	—	—	—	—	—	—	—	—	—	—
Exclude Land Development Group revenues of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Adjusted revenues	118,170	9,545	—	—	108,625	454,883	37,530	—	—	417,353
Operating expenses	46,892	4,213	18,402	—	61,081	181,009	14,515	76,382	—	242,876
Operating expense adjustments:
Operating expenses of unconsolidated entities	18,402	—	(18,402)	—	—	76,382	—	(76,382)	—	—
Exclude cost of land sales	—	—	—	—	—	(90)	—	—	—	(90)
Exclude Land Development Group operating expenses	—	—	—	—	—	—	—	—	—	—
Exclude Land Development Group operating expenses of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude corporate general and administrative expenses	—	—	—	—	—	—	—	—	—	—
Exclude REIT conversion and reorganization costs	—	—	—	—	—	—	—	—	—	—
Adjusted operating expenses	65,294	4,213	—	—	61,081	257,301	14,515	—	—	242,786
Net operating income	52,876	5,332	—	—	47,544	197,582	23,015	—	—	174,567
Equity in earnings (loss) of unconsolidated entities	(9,316)	46	8,836	—	(526)	6,009	204	(4,299)	—	1,506
Exclude depreciation and amortization of unconsolidated entities	8,075	—	(8,075)	—	—	30,822	—	(30,822)	—	—
Exclude gain on disposition of unconsolidated entities	—	—	—	—	—	(19,284)	—	19,284	—	—
Exclude impairment of unconsolidated depreciable real estate	12,460	—	(12,460)	—	—	12,460	—	(12,460)		—
Revenue adjustments (per above)	(35,439)	—	35,439	—	—	(141,929)	—	142,540	—	611
Operating expense adjustments (per above)	18,402	—	(18,402)	—	—	76,292	—	(76,382)	—	(90)
Write-offs of abandoned development projects	(2,596)	—	—	—	(2,596)	(3,270)	—	(10,191)	—	(13,461)
Interest and other income	3,806	230	373	—	3,949	13,596	407	1,304	—	14,493
Interest expense	(3,194)	(1,415)	(5,711)	—	(7,490)	(15,823)	(5,129)	(28,246)	—	(38,940)
Loss on extinguishment of debt	(2,351)	—	—	—	(2,351)	(3,398)	(719)	(728)	—	(3,407)
Impairment of non-depreciable real estate	—	—	—	—	—	—	—	—	—	—
Amortization of mortgage procurement costs	(765)	—	—	—	(765)	(3,235)	—	—	—	(3,235)
Net gain (loss) on change in control of interests	—	—	—	—	—	24,041	—	—	—	24,041
Non-Real Estate depreciation and amortization	(197)	—	—	—	(197)	(687)	—	—	—	(687)
Noncontrolling interest in FFO	(4,193)	(4,193)	—	—	—	(17,778)	(17,778)	—	—	—
Pre-tax FFO from discontinued operations	—	—	—	—	—	—	—	—	—	—
Income tax benefit (expense) on FFO	—	—	—	—	—	—	—	—	—	—
FFO attributable to Forest City Realty Trust, Inc.	$37,568	$—	$—	$—	$37,568	$155,398	$—	$—	$—	$155,398
Depreciation and amortization - Real Estate Groups	(28,243)	—	—	—	(28,243)	(102,900)	—	—	—	(102,900)
Net gain on disposition of full or partial interests in rental properties	—	—	—	—	—	—	—	19,284	—	19,284
Gain on disposition of unconsolidated entities	—	—	—	—	—	19,284	—	(19,284)	—	—
Impairment of consolidated and unconsolidated depreciable real estate	—	—	(12,460)	—	(12,460)	(8,423)	—	(12,460)	—	(20,883)
Impairment of unconsolidated depreciable real estate	(12,460)	—	12,460	—	—	(12,460)	—	12,460	—	—
Non-FFO from discontinued operations	—	—	—	—	—	—	—	—	—	—
Net earnings (loss) attributable to Forest City Realty Trust, Inc.	$(3,135)	$—	$—	$—	$(3,135)	$50,899	$—	$—	$—	$50,899

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Financial Information
Summary of FFO by Segment - Three Months and Year Ended December 31, 2015 (in thousands) (continued)

	Three Months Ended December 31, 2015					Year Ended December 31, 2015
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Arena
Total revenues	$—	$—	$—	$30,423	$30,423	$—	$—	$—	$74,598	$74,598
Revenue adjustments:
Revenues of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude land sales	—	—	—	—	—	—	—	—	—	—
Exclude land sales of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude Land Development Group revenues	—	—	—	—	—	—	—	—	—	—
Exclude Land Development Group revenues of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Adjusted revenues	—	—	—	30,423	30,423	—	—	—	74,598	74,598
Operating expenses	—	—	—	21,903	21,903	—	—	—	52,655	52,655
Operating expense adjustments:
Operating expenses of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude cost of land sales	—	—	—	—	—	—	—	—	—	—
Exclude Land Development Group operating expenses	—	—	—	—	—	—	—	—	—	—
Exclude Land Development Group operating expenses of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude corporate general and administrative expenses	—	—	—	—	—	—	—	—	—	—
Exclude REIT conversion and reorganization costs	—	—	—	—	—	—	—	—	—	—
Adjusted operating expenses	—	—	—	21,903	21,903	—	—	—	52,655	52,655
Net operating income	—	—	—	8,520	8,520	—	—	—	21,943	21,943
Equity in earnings (loss) of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude depreciation and amortization of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude gain on disposition of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude impairment of unconsolidated depreciable real estate	—	—	—	—	—	—	—	—	—	—
Revenue adjustments (per above)	—	—	—	—	—	—	—	—	—	—
Operating expense adjustments (per above)	—	—	—	—	—	—	—	—	—	—
Write-offs of abandoned development projects	—	—	—	—	—	—	—	—	—	—
Interest and other income	—	—	—	—	—	—	—	—	—	—
Interest expense	—	—	—	(4,917)	(4,917)	—	—	—	(18,861)	(18,861)
Loss on extinguishment of debt	—	—	—	—	—	—	—	—	—	—
Impairment of non-depreciable real estate	—	—	—	—	—	—	—	—	—	—
Amortization of mortgage procurement costs	—	—	—	(226)	(226)	—	—	—	(226)	(226)
Net gain (loss) on change in control of interests	—	—	—	—	—	—	—	—	—	—
Non-Real Estate depreciation and amortization	—	—	—	(15)	(15)	—	—	—	(65)	(65)
Noncontrolling interest in FFO	—	—	—	—	—	—	—	—	—	—
Pre-tax FFO from discontinued operations	3,362	—	—	(3,362)	—	2,791	—	—	(2,791)	—
Income tax benefit (expense) on FFO	—	—	—	—	—	—	—	—	—	—
FFO attributable to Forest City Realty Trust, Inc.	$3,362	$—	$—	$—	$3,362	$2,791	$—	$—	$—	$2,791
Depreciation and amortization - Real Estate Groups	—	—	—	(4,847)	(4,847)	—	—	—	(20,039)	(20,039)
Net gain on disposition of full or partial interests in rental properties	—	—	—	—	—	—	—	—	—	—
Gain on disposition of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Impairment of consolidated and unconsolidated depreciable real estate	—	—	—	—	—	—	—	—	—	—
Impairment of unconsolidated depreciable real estate	—	—	—	—	—	—	—	—	—	—
Non-FFO from discontinued operations	(4,847)	—	—	4,847	—	(20,039)	—	—	20,039	—
Net earnings (loss) attributable to Forest City Realty Trust, Inc.	$(1,485)	$—	$—	$—	$(1,485)	$(17,248)	$—	$—	$—	$(17,248)

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Financial Information
Summary of FFO by Segment - Three Months and Year Ended December 31, 2015 (in thousands) (continued)

	Three Months Ended December 31, 2015					Year Ended December 31, 2015
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Land Group
Total revenues	$25,937	$2,592	$355	$—	$23,700	$78,257	$7,808	$2,341	$—	$72,790
Revenue adjustments:
Revenues of unconsolidated entities	355	—	(355)	—	—	2,341	—	(2,341)	—	—
Exclude land sales	(23,025)	(2,302)	(297)	—	(21,020)	(70,003)	(6,998)	(1,780)	—	(64,785)
Exclude land sales of unconsolidated entities	(297)	—	297	—	—	(1,780)	—	1,780	—	—
Exclude Land Development Group revenues	(2,912)	(290)	(58)	—	(2,680)	(8,254)	(810)	(561)	—	(8,005)
Exclude Land Development Group revenues of unconsolidated entities	(58)	—	58	—	—	(561)	—	561	—	—
Adjusted revenues	—	—	—	—	—	—	—	—	—	—
Operating expenses	9,360	891	541	—	9,010	32,594	3,033	2,088	—	31,649
Operating expense adjustments:
Operating expenses of unconsolidated entities	541	—	(541)	—	—	2,088	—	(2,088)	—	—
Exclude cost of land sales	(7,215)	(695)	—	—	(6,520)	(22,841)	(2,069)	—	—	(20,772)
Exclude Land Development Group operating expenses	(2,145)	(196)	(541)	—	(2,490)	(9,753)	(964)	(2,088)	—	(10,877)
Exclude Land Development Group operating expenses of unconsolidated entities	(541)	—	541	—	—	(2,088)	—	2,088	—	—
Exclude corporate general and administrative expenses	—	—	—	—	—	—	—	—	—	—
Exclude REIT conversion and reorganization costs	—	—	—	—	—	—	—	—	—	—
Adjusted operating expenses	—	—	—	—	—	—	—	—	—	—
Net operating income	—	—	—	—	—	—	—	—	—	—
Equity in earnings (loss) of unconsolidated entities	(275)	—	277	—	2	333	—	1,460	—	1,793
Exclude depreciation and amortization of unconsolidated entities	20	—	(20)	—	—	40	—	(40)	—	—
Exclude gain on disposition of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude impairment of unconsolidated depreciable real estate	—	—	—	—	—	—	—	—	—	—
Revenue adjustments (per above)	25,937	2,592	355	—	23,700	78,257	7,808	2,341	—	72,790
Operating expense adjustments (per above)	(9,360)	(891)	(541)	—	(9,010)	(32,594)	(3,033)	(2,088)	—	(31,649)
Write-offs of abandoned development projects	(1,160)	(116)	—	—	(1,044)	(1,160)	(116)	—	—	(1,044)
Interest and other income	4,420	440	—	—	3,980	16,814	1,688	3	—	15,129
Interest expense	84	(1)	(71)	—	14	1,143	84	(292)	—	767
Loss on extinguishment of debt	—	—	—	—	—	—	—	—	—	—
Impairment of non-depreciable real estate	—	—	—	—	—	—	—	(1,384)	—	(1,384)
Amortization of mortgage procurement costs	—	—	—	—	—	—	—	—	—	—
Net gain (loss) on change in control of interests	—	—	—	—	—	—	—	—	—	—
Non-Real Estate depreciation and amortization	(11)	—	—	—	(11)	(90)	—	—	—	(90)
Noncontrolling interest in FFO	(2,024)	(2,024)	—	—	—	(6,431)	(6,431)	—	—	—
Pre-tax FFO from discontinued operations	—	—	—	—	—	—	—	—	—	—
Income tax benefit (expense) on FFO	—	—	—	—	—	—	—	—	—	—
FFO attributable to Forest City Realty Trust, Inc.	$17,631	$—	$—	$—	$17,631	$56,312	$—	$—	$—	$56,312
Depreciation and amortization - Real Estate Groups	(35)	—	—	—	(35)	(462)	—	—	—	(462)
Net gain on disposition of full or partial interests in rental properties	—	—	—	—	—	—	—	—	—	—
Gain on disposition of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Impairment of consolidated and unconsolidated depreciable real estate	—	—	—	—	—	—	—	—	—	—
Impairment of unconsolidated depreciable real estate	—	—	—	—	—	—	—	—	—	—
Non-FFO from discontinued operations	—	—	—	—	—	—	—	—	—	—
Net earnings (loss) attributable to Forest City Realty Trust, Inc.	$17,596	$—	$—	$—	$17,596	$55,850	$—	$—	$—	$55,850

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Financial Information
Summary of FFO by Segment - Three Months and Year Ended December 31, 2015 (in thousands) (continued)

	Three Months Ended December 31, 2015					Year Ended December 31, 2015
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Corporate Group
Total revenues	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Revenue adjustments:
Revenues of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude land sales	—	—	—	—	—	—	—	—	—	—
Exclude land sales of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude Land Development Group revenues	—	—	—	—	—	—	—	—	—	—
Exclude Land Development Group revenues of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Adjusted revenues	—	—	—	—	—	—	—	—	—	—
Operating expenses	35,106	—	—	—	35,106	96,499	—	—	—	96,499
Operating expense adjustments:
Operating expenses of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude cost of land sales	—	—	—	—	—	—	—	—	—	—
Exclude Land Development Group operating expenses	—	—	—	—	—	—	—	—	—	—
Exclude Land Development Group operating expenses of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude corporate general and administrative expenses	(12,479)	—	—	—	(12,479)	(48,374)	—	—	—	(48,374)
Exclude REIT conversion and reorganization costs	(22,627)	—	—	—	(22,627)	(48,125)	—	—	—	(48,125)
Adjusted operating expenses	—	—	—	—	—	—	—	—	—	—
Net operating income	—	—	—	—	—	—	—	—	—	—
Equity in earnings (loss) of unconsolidated entities	—	—	—	(2,325)	(2,325)	—	—	—	(40,760)	(40,760)
Exclude depreciation and amortization of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude gain on disposition of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude impairment of unconsolidated depreciable real estate	—	—	—	—	—	—	—	—	—	—
Revenue adjustments (per above)	—	—	—	—	—	—	—	—	—	—
Operating expense adjustments (per above)	(35,106)	—	—	—	(35,106)	(96,499)	—	—	—	(96,499)
Write-offs of abandoned development projects	—	—	—	—	—	—	—	—	—	—
Interest and other income	37	—	—	—	37	216	—	—	—	216
Interest expense	(4,785)	—	—	—	(4,785)	(23,689)	—	—	—	(23,689)
Loss on extinguishment of debt	(782)	—	—	—	(782)	(58,574)	—	—	—	(58,574)
Impairment of non-depreciable real estate	—	—	—	—	—	—	—	—	—	—
Amortization of mortgage procurement costs	—	—	—	—	—	—	—	—	—	—
Net gain (loss) on change in control of interests	—	—	—	—	—	—	—	—	—	—
Non-Real Estate depreciation and amortization	(498)	—	—	—	(498)	(2,582)	—	—	—	(2,582)
Noncontrolling interest in FFO	—	—	—	—	—	—	—	—	—	—
Pre-tax FFO from discontinued operations	(2,325)	—	—	2,325	—	(40,760)	—	—	40,760	—
Income tax benefit (expense) on FFO	3,604	—	—	—	3,604	(150,051)	—	—	—	(150,051)
FFO attributable to Forest City Realty Trust, Inc.	$(39,855)	$—	$—	$—	$(39,855)	$(371,939)	$—	$—	$—	$(371,939)
Depreciation and amortization - Real Estate Groups	—	—	—	—	—	—	—	—	—	—
Net gain on disposition of full or partial interests in rental properties	—	—	—	—	—	—	—	—	—	—
Gain on disposition of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Impairment of consolidated and unconsolidated depreciable real estate	—	—	—	—	—	—	—	—	—	—
Impairment of unconsolidated depreciable real estate	—	—	—	—	—	—	—	—	—	—
Non-FFO from discontinued operations	—	—	—	—	—	—	—	—	—	—
Income tax benefit (expense) on non-FFO:
Gain on disposition of rental properties	—	—	—	—	—	(8,549)	—	—	—	(8,549)
Impairment of depreciable real estate	14,785	—	—	—	14,785	173,590	—	—	—	173,590
One-time adjustment to deferred taxes related to REIT conversion	588,607	—	—	—	588,607	588,607	—	—	—	588,607
Net earnings (loss) attributable to Forest City Realty Trust, Inc.	$563,537	$—	$—	$—	$563,537	$381,709	$—	$—	$—	$381,709

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Financial Information
Summary of FFO by Segment - Three Months and Year Ended December 31, 2015 (in thousands) (continued)

	Three Months Ended December 31, 2015					Year Ended December 31, 2015
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Total
Total revenues	$272,830	$16,990	$93,064	$30,423	$379,327	$978,231	$65,636	$390,283	$74,598	$1,377,476
Revenue adjustments:
Revenues of unconsolidated entities	93,064	—	(93,064)	—	—	390,283	—	(390,283)	—	—
Exclude land sales	(31,580)	(2,302)	(297)	—	(29,575)	(79,169)	(6,998)	(1,780)	—	(73,951)
Exclude land sales of unconsolidated entities	(297)	—	297	—	—	(1,780)	—	1,780	—	—
Exclude Land Development Group revenues	(2,912)	(290)	(58)	—	(2,680)	(8,254)	(810)	(561)	—	(8,005)
Exclude Land Development Group revenues of unconsolidated entities	(58)	—	58	—	—	(561)	—	561	—	—
Adjusted revenues	331,047	14,398	—	30,423	347,072	1,278,750	57,828	—	74,598	1,295,520
Operating expenses	179,679	7,941	43,663	21,903	237,304	625,352	28,340	176,440	52,655	826,107
Operating expense adjustments:
Operating expenses of unconsolidated entities	43,663	—	(43,663)	—	—	176,440	—	(176,440)	—	—
Exclude cost of land sales	(15,697)	(695)	—	—	(15,002)	(31,413)	(2,069)	—	—	(29,344)
Exclude Land Development Group operating expenses	(2,145)	(196)	(541)	—	(2,490)	(9,753)	(964)	(2,088)	—	(10,877)
Exclude Land Development Group operating expenses of unconsolidated entities	(541)	—	541	—	—	(2,088)	—	2,088	—	—
Exclude corporate general and administrative expenses	(12,479)	—	—	—	(12,479)	(48,374)	—	—	—	(48,374)
Exclude REIT conversion and reorganization costs	(22,627)	—	—	—	(22,627)	(48,125)	—	—	—	(48,125)
Adjusted operating expenses	169,853	7,050	—	21,903	184,706	662,039	25,307	—	52,655	689,387
Net operating income	161,194	7,348	—	8,520	162,366	616,711	32,521	—	21,943	606,133
Equity in earnings (loss) of unconsolidated entities	(8,488)	46	8,010	(2,325)	(2,849)	28,762	204	(25,259)	(40,760)	(37,461)
Exclude depreciation and amortization of unconsolidated entities	23,594	—	(23,594)	—	—	88,455	—	(88,455)	—	—
Exclude gain on disposition of unconsolidated entities	—	—	—	—	—	(20,293)	—	20,293	—	—
Exclude impairment of unconsolidated depreciable real estate	12,460	—	(12,460)	—	—	12,460	—	(12,460)	—	—
Revenue adjustments (per above)	(58,217)	2,592	93,064	—	32,255	(300,519)	7,808	390,283	—	81,956
Operating expense adjustments (per above)	(9,826)	(891)	(43,663)	—	(52,598)	36,687	(3,033)	(176,440)	—	(136,720)
Write-offs of abandoned development projects	(3,756)	(116)	—	—	(3,640)	(9,534)	(116)	(10,191)	—	(19,609)
Interest and other income	9,762	670	722	—	9,814	37,739	2,105	1,779	—	37,413
Interest expense	(37,481)	(2,383)	(22,079)	(4,917)	(62,094)	(157,166)	(9,158)	(97,430)	(18,861)	(264,299)
Loss on extinguishment of debt	(3,133)	—	—	—	(3,133)	(65,086)	(719)	(736)	—	(65,103)
Impairment of non-depreciable real estate	—	—	—	—	—	(16,307)	—	(1,384)	—	(17,691)
Amortization of mortgage procurement costs	(2,515)	—	—	(226)	(2,741)	(10,374)	—	—	(226)	(10,600)
Net gain (loss) on change in control of interests	(1,405)	—	—	—	(1,405)	486,279	—	—	—	486,279
Non-Real Estate depreciation and amortization	(1,055)	—	—	(15)	(1,070)	(4,500)	—	—	(65)	(4,565)
Noncontrolling interest in FFO	(7,266)	(7,266)	—	—	—	(29,612)	(29,612)	—	—	—
Pre-tax FFO from discontinued operations	1,037	—	—	(1,037)	—	(37,969)	—	—	37,969	—
Income tax benefit (expense) on FFO	3,604	—	—	—	3,604	(150,051)	—	—	—	(150,051)
FFO attributable to Forest City Realty Trust, Inc.	$78,509	$—	$—	$—	$78,509	$505,682	$—	$—	$—	$505,682
Depreciation and amortization - Real Estate Groups	(89,909)	—	—	(4,847)	(94,756)	(317,701)	—	—	(20,039)	(337,740)
Net gain on disposition of full or partial interests in rental properties	—	—	—	—	—	1,746	—	20,293	—	22,039
Gain on disposition of unconsolidated entities	—	—	—	—	—	20,293	—	(20,293)	—	—
Impairment of consolidated and unconsolidated depreciable real estate	(25,971)	—	(12,460)	—	(38,431)	(435,127)	—	(12,460)	—	(447,587)
Impairment of unconsolidated depreciable real estate	(12,460)	—	12,460	—	—	(12,460)	—	12,460	—	—
Non-FFO from discontinued operations	(4,847)	—	—	4,847	—	(20,039)	—	—	20,039	—
Income tax benefit (expense) on non-FFO:
Gain on disposition of rental properties	—	—	—	—	—	(8,549)	—	—	—	(8,549)
Impairment of depreciable real estate	14,785	—	—	—	14,785	173,590	—	—	—	173,590
One-time adjustment to deferred taxes related to REIT conversion	588,607	—	—	—	588,607	588,607	—	—	—	588,607
Net earnings (loss) attributable to Forest City Realty Trust, Inc.	$548,714	$—	$—	$—	$548,714	$496,042	$—	$—	$—	$496,042

Real Estate Operating Portfolio as of December 31, 2015 - Commercial Group - Office Buildings

Name	Date of Opening/ Acquisition/ Expansion	Legal Ownership (1)	Pro-Rata Ownership (2)	Location	Major Tenants	Gross Leasable Area	Gross Leasable Area at Pro- Rata %	Nonrecourse Debt Pro-Rata Consolidation (3) (in thousands)
Consolidated Office Buildings
Atlantic Terminal Office	2004	100%	100%	Brooklyn, NY	Bank of New York; HSBC	399,000	399,000	$104,056
Ballston Common Office Center	2005	100%	100%	Arlington, VA	US Coast Guard	176,000	176,000	—
Commerce Court	2007	100%	100%	Pittsburgh, PA	US Bank; Wesco Distributors; Cardworks Services; Marc USA	374,000	374,000	23,666
Edgeworth Building	2006	100%	100%	Richmond, VA	Hirschler Fleischer; Ernst & Young; Rummel, Klepper & Kahl	139,000	139,000	19,540
Glen Forest Office Park	2007	100%	100%	Richmond, VA	The Brinks Co.; Wells Fargo; Bon Secours Virginia HealthSource	563,000	563,000	59,189
Harlem Office	2003	100%	100%	Manhattan, NY	Office of General Services-Temporary Disability & Assistance; State Liquor Authority	147,000	147,000	—
Illinois Science and Technology Park
4901 Searle	2006	100%	100%	Skokie, IL	Northshore University Health System	204,000	204,000	20,333
4930 Oakton	2006	100%	100%	Skokie, IL	Leasing in progress	40,000	40,000	—
8025 Lamon	2006	100%	100%	Skokie, IL	WIL Research; Vetter Development Services	130,000	130,000	14,378
8045 Lamon	2007	100%	100%	Skokie, IL	Astellas; Polyera; Fresenius Kabi USA, LLC; LanzaTech Inc.	159,000	159,000	17,817
Johns Hopkins - 855 North Wolfe Street	2008	84%	99%	Baltimore, MD	Johns Hopkins; Brain Institute; Howard Hughes Institute; Lieber Institute	279,000	276,000	66,772
Mesa del Sol
Aperture Center	2008	95%	95%	Albuquerque, NM	Forest City Covington NM, LLC	76,000	72,000	—
Fidelity Investments	2008/2009	80%	80%	Albuquerque, NM	Fidelity Investments	210,000	168,000	14,161
MetroTech Campus
One MetroTech Center	1991	83%	83%	Brooklyn, NY	JP Morgan Chase; National Grid	910,000	751,000	—
Two MetroTech Center	1990	83%	83%	Brooklyn, NY	City of New York - Board of Education; City of New York - DoITT; Internal Revenue Service; NYU	517,000	427,000	59,508
Nine MetroTech Center	1997	85%	85%	Brooklyn, NY	City of New York - Fire Department	317,000	269,000	49,638
Eleven MetroTech Center	1995	85%	85%	Brooklyn, NY	City of New York - DoITT; E-911	216,000	184,000	51,850
Twelve MetroTech Center	2004	100%	100%	Brooklyn, NY	National Union Fire Insurance Co.	177,000	177,000	—
Fifteen MetroTech Center	2003	95%	95%	Brooklyn, NY	Wellpoint, Inc.; City of New York - HRA	649,000	617,000	154,204
New York Times	2007	100%	100%	Manhattan, NY	ClearBridge Advisors, LLC, a Legg Mason Co.; Covington & Burling; Osler Hoskin & Harcourt; Seyfarth Shaw	735,000	735,000	640,000
One Pierrepont Plaza	1988	100%	100%	Brooklyn, NY	Morgan Stanley; Mt. Sinai School of Medicine; G.S.A.	744,000	744,000	—
Post Office Plaza	1990	100%	100%	Cleveland, OH	URS Energy; Chase Home Finance, LLC; Quicken Loans; Squire Patton Boggs, LLP	477,000	477,000	14,108
Terminal Tower	1983	100%	100%	Cleveland, OH	Forest City Realty Trust, Inc.; Falls Communications; Riverside Company	597,000	597,000	—
University of Pennsylvania	2004	100%	100%	Philadelphia, PA	University of Pennsylvania	122,000	122,000	42,427

Real Estate Operating Portfolio as of December 31, 2015 - Commercial Group - Office Buildings (continued)

Name	Date of Opening/ Acquisition/ Expansion	Legal Ownership (1)	Pro-Rata Ownership (2)	Location	Major Tenants	Gross Leasable Area	Gross Leasable Area at Pro- Rata %	Nonrecourse Debt Pro-Rata Consolidation (3) (in thousands)
University Park at MIT
26 Landsdowne Street	1987	100%	100%	Cambridge, MA	Ariad Pharmaceuticals, Inc.	100,000	100,000	28,554
35 Landsdowne Street	2002	100%	100%	Cambridge, MA	Millennium Pharmaceuticals	202,000	202,000	63,610
40 Landsdowne Street	2003	100%	100%	Cambridge, MA	Millennium Pharmaceuticals	215,000	215,000	65,980
45/75 Sidney Street	1999	100%	100%	Cambridge, MA	Millennium Pharmaceuticals; Novartis	277,000	277,000	85,669
64 Sidney Street	1990	100%	100%	Cambridge, MA	Vericel Corporation; Ariad Pharmaceuticals, Inc.; Novartis	126,000	126,000	50,641
65 Landsdowne Street	2001	100%	100%	Cambridge, MA	Partners HealthCare System	122,000	122,000	63,252
88 Sidney Street	2002	100%	100%	Cambridge, MA	Agios Pharmaceuticals	146,000	146,000	37,521
Other						—	—	8,758
Consolidated Office Buildings Total						9,545,000	9,135,000	$1,755,632
Unconsolidated Office Buildings
Enterprise Place	1998	50%	50%	Beachwood, OH	University of Phoenix; Advance Payroll; PS Executive Centers; Retina Assoc. of Cleveland	131,000	66,000	$5,161
Signature Square I	1986	50%	50%	Beachwood, OH	Ciuni & Panichi; PCC Airfoils; Liberty Bank	79,000	40,000	3,413
Signature Square II	1989	50%	50%	Beachwood, OH	Pro Ed Communications; Goldberg Co.; Resilience Management	82,000	41,000	3,413
University Park at MIT
350 Massachusetts Ave	1998	50%	50%	Cambridge, MA	Millennium Pharmaceuticals; Glaxo Smith Kline; Star Market	169,000	85,000	22,950
38 Sidney Street	1989	50%	50%	Cambridge, MA	Sanofi Pasteur Biologics; Blueprint Medicines Corp.	122,000	61,000	24,250
Westfield San Francisco Centre - Emporium Office	2006	50%	50%	San Francisco, CA	San Francisco State University; Cruncyroll Inc.; TRUSTe, Inc.	242,000	121,000	—
Other						—	—	17,077
Unconsolidated Office Buildings Total						825,000	414,000	$76,264
Total Office Buildings at December 31, 2015						10,370,000	9,549,000	$1,831,896
Total Office Buildings at December 31, 2014						10,687,000	9,284,000	$1,818,060

Real Estate Operating Portfolio as of December 31, 2015 - Commercial Group - Retail Centers

Name	Date of Opening/ Acquisition/ Expansion	Legal Ownership (1)	Pro-Rata Ownership (2)	Location	Major Tenants/Anchors	Total Square Feet	Total Square Feet at Pro- Rata %	Gross Leasable Area	Gross Leasable Area at Pro- Rata %	Nonrecourse Debt Pro-Rata Consolidation (3) (in thousands)
Consolidated Regional Malls
Ballston Quarter (Ballston Common)	1986/1999	100%	100%	Arlington, VA	Macy’s; Sport & Health; Regal Cinemas	578,000	578,000	310,000	310,000	$42,500
Boulevard Mall	1996/2000/2015	100%	100%	Amherst, NY	JCPenney; Macy’s; Sears; Michael’s; Dick’s Sporting Goods	962,000	962,000	385,000	385,000	96,468
Shops at Northfield Stapleton	2005/2006	100%	100%	Denver, CO	Bass Pro Shops; Target; Harkins Theatre; JCPenney; Macy’s	1,125,000	1,125,000	672,000	672,000	—
Shops at Wiregrass	2008	100%	100%	Tampa, FL	JCPenney; Dillard’s; Macy’s; Barnes & Noble	747,000	747,000	358,000	358,000	83,545
Westchester’s Ridge Hill (4)	2011/2012	100%	100%	Yonkers, NY	Lord & Taylor; WESTMED Medical Group; Apple; LA Fitness; Whole Foods; Dick’s Sporting Goods; National Amusements’ Cinema de Lux; Legoland; Lowe’s (2016 opening)	1,271,000	1,271,000	1,271,000	1,271,000	332,096
Unconsolidated Regional Malls
Antelope Valley Mall	1990/1999/ 2014/2015	51%	51%	Palmdale, CA	Macy’s; Sears; JCPenney; Dillard’s; Forever 21; Cinemark Theatre; Dick’s Sporting Goods	1,184,000	604,000	654,000	334,000	45,180
Charleston Town Center	1983	26%	26%	Charleston, WV	Macy’s; JCPenney; Sears; Brickstreet Insurance	892,000	227,000	347,000	88,000	25,984
Galleria at Sunset	1996/2002/2015	51%	51%	Henderson, NV	Dillard’s; Macy’s; JCPenney; Dick’s Sporting Goods; Kohl’s	1,599,000	815,000	444,000	226,000	72,247
Mall at Robinson	2001	51%	51%	Pittsburgh, PA	Macy’s; Sears; JCPenney; Dick’s Sporting Goods	900,000	459,000	383,000	195,000	37,098
Promenade Temecula	1999/2002/2009	51%	51%	Temecula, CA	JCPenney; Sears; Macy’s; Edwards Cinema	1,279,000	652,000	544,000	277,000	78,644
Short Pump Town Center	2003/2005	34%	34%	Richmond, VA	Nordstrom; Macy’s; Dillard’s; Dick’s Sporting Goods	1,341,000	456,000	717,000	244,000	64,600
South Bay Galleria	1985/2001/2014	51%	51%	Redondo Beach, CA	Macy’s; Kohl’s; AMC Theatres	960,000	490,000	477,000	243,000	64,772
Victoria Gardens	2004/2007	51%	51%	Rancho Cucamonga, CA	Bass Pro Shops; Macy’s; JCPenney; AMC Theatres	1,403,000	716,000	862,000	440,000	133,261
Westfield San Francisco Centre	2006	50%	50%	San Francisco, CA	Nordstrom; Bloomingdale’s; Century Theatres	1,184,000	592,000	533,000	267,000	277,750
Regional Malls Total						15,425,000	9,694,000	7,957,000	5,310,000	$1,354,145
Consolidated Specialty Retail Centers
Avenue at Tower City Center	1990	100%	100%	Cleveland, OH	Hard Rock Café; Morton’s of Chicago; Cleveland Cinemas; Horseshoe Casino	366,000	366,000	366,000	366,000	$—
Brooklyn Commons	2004	100%	100%	Brooklyn, NY	Lowe’s	151,000	151,000	151,000	151,000	19,519
East 29th Avenue Town Center	2004	90%	90%	Denver, CO	King Soopers; Walgreen’s; Casey’s Pub; Chipotle; SDC Services Corp.; Exempla, Inc.	213,000	192,000	98,000	88,000	—
Fairmont Plaza Cinema	1998	100%	100%	San Jose, CA	Camera 12 Cinemas	70,000	70,000	70,000	70,000	—
Shops at Atlantic Center Site V	1998	100%	100%	Brooklyn, NY	Modell’s; PC Richard & Son	47,000	47,000	17,000	17,000	—
Station Square	1994/2002	100%	100%	Pittsburgh, PA	Hard Rock Café; Grand Concourse Restaurant; Buca di Beppo; Texas de Brazil; Pittsburgh Riverhounds	235,000	235,000	235,000	235,000	34,057
The Yards
Boilermaker Shops	2012	100%	100%	Washington, D.C.	Willie’s Brew & Que; Bluejacket Brewery	40,000	40,000	40,000	40,000	12,089
Lumber Shed	2013	100%	100%	Washington, D.C.	FC Washington; Osteria Morini; Agua 301	31,000	31,000	31,000	31,000	10,000
Twelve12	2014	100%	100%	Washington, D.C.	Harris Teeter Grocery; VIDA Fitness	88,000	88,000	88,000	88,000	—

Real Estate Operating Portfolio as of December 31, 2015 - Commercial Group - Retail Centers (continued)

Name	Date of Opening/ Acquisition/ Expansion	Legal Ownership (1)	Pro-Rata Ownership (2)	Location	Major Tenants/Anchors	Total Square Feet	Total Square Feet at Pro- Rata %	Gross Leasable Area	Gross Leasable Area at Pro- Rata %	Nonrecourse Debt Pro-Rata Consolidation (3) (in thousands)
Unconsolidated Specialty Retail Centers
42nd Street	1999	51%	51%	Manhattan, NY	AMC Theatres; Madame Tussaud’s Wax Museum; Dave & Buster’s; Ripley’s Believe It or Not!; Modell’s	312,000	159,000	312,000	159,000	$39,665
Atlantic Center	1996	51%	51%	Brooklyn, NY	Stop & Shop; Old Navy; Marshall’s; NYC - Dept of Motor Vehicles; Best Buy; Burlington Coat Factory	396,000	202,000	396,000	202,000	42,701
Atlantic Terminal Mall	2004	51%	51%	Brooklyn, NY	Target; Designer Shoe Warehouse; Uniqlo; Chuck E. Cheese’s; Guitar Center	371,000	189,000	371,000	189,000	52,282
Castle Center	2000	51%	51%	Bronx, NY	Stop & Shop	63,000	32,000	63,000	32,000	5,375
Columbia Park Center	1999	38%	38%	North Bergen, NJ	Shop Rite; Old Navy; LA Fitness; Shopper’s World; Phoenix Theatres; Big Lots	347,000	133,000	347,000	133,000	27,158
East River Plaza	2009/2010	50%	50%	Manhattan, NY	Costco; Target; Old Navy; Marshall’s; PetSmart; Bob’s Furniture; Aldi; Burlington Coat Factory	523,000	262,000	523,000	262,000	134,819
Forest Avenue	2000	51%	51%	Staten Island, NY	United Artists Theatres	70,000	36,000	70,000	36,000	2,744
Harlem Center	2002	51%	51%	Manhattan, NY	Marshall’s; CVS/Pharmacy; Staples; H&M; Planet Fitness	126,000	64,000	126,000	64,000	25,395
Queens Place	2001	51%	51%	Queens, NY	Target; Best Buy; Designer Shoe Warehouse; Macy’s Furniture; Macy’s Backstage	455,000	232,000	222,000	113,000	41,279
Shops at Bruckner Boulevard	1996	51%	51%	Bronx, NY	Conway; Old Navy; Marshall’s	116,000	59,000	116,000	59,000	6,721
Shops at Gun Hill Road	1997	51%	51%	Bronx, NY	Home Depot; Chuck E. Cheese’s	147,000	75,000	147,000	75,000	10,232
Shops at Northern Boulevard	1997	51%	51%	Queens, NY	Stop & Shop; Marshall’s; Old Navy; Guitar Center; Raymour & Flanigan Furniture	218,000	111,000	218,000	111,000	18,806
Shops at Richmond Avenue	1998	51%	51%	Staten Island, NY	Staples; Dick’s Sporting Goods	76,000	39,000	76,000	39,000	9,973
Steinway Street Theaters	1999	51%	51%	Queens, NY	United Artists Theatres	84,000	43,000	84,000	43,000	8,291
The Heights	2000	51%	51%	Brooklyn, NY	United Artists Theatres; Barnes & Noble	102,000	52,000	102,000	52,000	15,261
Specialty Retail Centers Total						4,647,000	2,908,000	4,269,000	2,655,000	$516,367
Total Retail Centers at December 31, 2015						20,072,000	12,602,000	12,226,000	7,965,000	$1,870,512
Total Retail Centers at December 31, 2014						20,088,000	12,616,000	12,069,000	7,888,000	$1,890,955

Arena

Name	Date of Opening	Legal Ownership (1)	Pro-Rata Ownership (2)	Location	Major Tenants	Total Square Feet	Total Square Feet at Pro- Rata %	Est. Seating Capacity for NBA Basketball Event	Est. Seating Capacity for NHL Hockey Event	Nonrecourse Debt Pro-Rata Consolidation (3) (in thousands)
Barclays Center (sold in January 2016)	2012	34%	55%	Brooklyn, NY	The Brooklyn Nets (NBA Team); The NY Islanders (NHL Team)	670,000	369,000	18,000	15,800	$140,460

Real Estate Operating Portfolio as of December 31, 2015 - Residential Group - Apartments

Name	Date of Opening/ Acquisition/ Expansion	Legal Ownership (1)	Pro-Rata Ownership (2)	Location	Leasable Units (5)	Leasable Units at Pro-Rata % (5)	Nonrecourse Debt Pro-Rata Consolidation (3) (in thousands)
Consolidated Apartment Communities
100 (100 Landsdowne)	2005	100%	100%	Cambridge, MA	203	203	$45,000
1111 Stratford	2013-2014	100%	100%	Stratford, CT	128	128	—
1251 South Michigan	2006	1%	100%	Chicago, IL	91	91	9,500
2175 Market Street	2014	25%	25%	San Francisco, CA	88	22	7,500
500 Sterling Place	2015	100%	100%	Brooklyn, NY	77	77	35,389
91 Sidney	2002	100%	100%	Cambridge, MA	135	135	28,336
American Cigar Lofts	2000	100%	100%	Richmond, VA	171	171	11,530
Aster Conservatory Green	2013-2014	45%	90%	Denver, CO	352	317	32,400
Aster Town Center North	2015-2016	90%	90%	Denver, CO	135	122	12,613
Bayside Village	1988-1989	50%	50%	San Francisco, CA	862	431	73,603
Botanica Eastbridge	2012	90%	90%	Denver, CO	118	106	11,700
Brookview Place	1979	13%	100%	Dayton, OH	232	232	2,102
Cameron Kinney Lofts	2007	100%	100%	Richmond, VA	259	259	—
Cedar Place	1974	3%	100%	Lansing, MI	220	220	3,787
Cherry Tree	1996-2000	100%	100%	Strongsville, OH	444	444	17,360
Chestnut Lake	1969	100%	100%	Strongsville, OH	789	789	—
Consolidated Carolina Lofts	2003	100%	100%	Richmond, VA	158	158	20,937
Cutter’s Ridge	2006	100%	100%	Richmond, VA	12	12	—
Drake Tower	1998	95%	95%	Philadelphia, PA	284	270	24,852
Easthaven at the Village	1994/1995	100%	100%	Beachwood, OH	360	360	24,794
Grand Lowry Lofts	2000	100%	100%	Denver, CO	261	261	—
Hamel Mill Lofts	2008-2010	90%	100%	Haverhill, MA	305	305	38,999
Heritage	2002	100%	100%	San Diego, CA	230	230	—
Hummingbird Pointe Apartments	1972-1973	100%	100%	Parma, OH	406	406	5,890
Independence Place I	1973	50%	50%	Parma Heights, OH	202	101	2,005
Independence Place II	2003	100%	100%	Parma Heights, OH	200	200	3,480
Kapolei Lofts	2015-2017	100%	0%	Kapolei, HI	499	—	—
KBL	1990	3%	100%	Cambridge, MA	142	142	15,600
Knolls	1995	100%	100%	Orange, CA	260	260	32,163
Loft 23	2005	100%	100%	Cambridge, MA	51	51	5,884
Lofts at 1835 Arch	2001	95%	95%	Philadelphia, PA	191	182	36,396
Lucky Strike Lofts	2008	100%	100%	Richmond, VA	131	131	16,975
Mercantile Place on Main	2008	100%	100%	Dallas, TX	366	366	35,629
Metro 417	2005	100%	100%	Los Angeles, CA	277	277	46,970
Midtown Towers	1969	100%	100%	Parma, OH	635	635	12,732
Museum Towers	1997	33%	33%	Philadelphia, PA	286	95	10,021
North Church Towers and Gardens	2009	100%	100%	Parma Heights, OH	399	399	4,872
One Franklin Town	1988	100%	100%	Philadelphia, PA	335	335	36,520

Real Estate Operating Portfolio as of December 31, 2015 - Residential Group - Apartments (continued)

Name	Date of Opening/ Acquisition/ Expansion	Legal Ownership (1)	Pro-Rata Ownership (2)	Location	Leasable Units (5)	Leasable Units at Pro-Rata % (5)		Nonrecourse Debt Pro-Rata Consolidation (3) (in thousands)
Consolidated Apartment Communities (continued)
Pavilion	1992	95%	95%	Chicago, IL	1,114	1,058		$47,802
Perrytown Place	1973	17%	100%	Pittsburgh, PA	231	231		4,507
Presidio Landmark	2010	100%	100%	San Francisco, CA	161	161		42,790
Queenswood	1990	93%	93%	Corona, NY	296	276		26,821
River Lofts at Ashton Mill	2005	100%	100%	Cumberland, RI	193	193		16,695
Sky55	2006	100%	100%	Chicago, IL	411	411		68,388
Stratford Crossings	2007-2010	100%	100%	Wadsworth, OH	348	348		17,661
The Aster Town Center	2012	90%	90%	Denver, CO	85	77		7,528
The Continental	2013	90%	100%	Dallas, TX	203	203		36,852
The Met	1989	100%	100%	Los Angeles, CA	270	270		38,900
The Uptown	2008	25%	25%	Oakland, CA	665	268	(6)	32,127
The Wilson	2007	100%	100%	Dallas, TX	135	135		12,776
The Yards
Foundry Lofts	2011	80%	100%	Washington, D.C.	170	170		44,323
Twelve12	2014	80%	100%	Washington, D.C.	218	218		72,356
Town Center	2004/2007	90%	90%	Denver, CO	298	268		33,089
Winchester Lofts	2014-2015	65%	100%	New Haven, CT	158	158		23,400
Other					—	—		6,530
Consolidated Apartment Communities Total					15,250	13,368		$1,198,084

Real Estate Operating Portfolio as of December 31, 2015 - Residential Group - Apartments (continued)

Name	Date of Opening/ Acquisition/ Expansion	Legal Ownership (1)	Pro-Rata Ownership (2)	Location	Leasable Units (5)	Leasable Units at Pro-Rata % (5)	Nonrecourse Debt Pro-Rata Consolidation (3) (in thousands)
Unconsolidated Apartment Communities
3700M	2014	25%	25%	Dallas, TX	381	95	$16,000
8 Spruce Street	2011/2012	26%	26%	Manhattan, NY	899	234	143,055
Big Creek	1996-2001	50%	50%	Parma Heights, OH	516	258	10,990
Camelot Towers	1967	50%	50%	Parma Heights, OH	151	76	1,406
Cobblestone Court Apartments	2006-2009	50%	50%	Painesville, OH	400	200	10,995
Copper Tree Apartments	1998	50%	50%	Mayfield Heights, OH	342	171	5,100
Deer Run	1987-1990	46%	46%	Twinsburg, OH	562	259	8,810
DKLB BKLN	2009/2010	51%	51%	Brooklyn, NY	365	186	53,040
Grand	1999	43%	43%	North Bethesda, MD	549	235	40,854
Hamptons	1969	50%	50%	Beachwood, OH	651	326	17,537
Hunter’s Hollow	1990	50%	50%	Strongsville, OH	208	104	5,423
Lenox Club	1991	48%	48%	Arlington, VA	386	183	22,800
Lenox Park	1992	48%	48%	Silver Spring, MD	407	193	25,100
Liberty Hills Apartments	1979-1986	50%	50%	Solon, OH	396	198	10,572
Pine Ridge Apartments	1967-1974, 2005-2007	50%	50%	Willoughby Hills, OH	1,309	655	27,760
Radian	2014	50%	50%	Boston, MA	240	120	41,299
Settler’s Landing Apartments	2000-2004	50%	50%	Streetsboro, OH	408	204	11,557
Surfside Towers	1970	50%	50%	Eastlake, OH	246	123	3,500
Tamarac	1990-2001	50%	50%	Willoughby, OH	642	321	17,113
Worth Street	2003	50%	50%	Manhattan, NY	331	166	49,050
Other					—	—	1,090
Unconsolidated Apartment Communities Total					9,389	4,307	$523,051

Real Estate Operating Portfolio as of December 31, 2015 - Residential Group - Apartments (continued)

Name	Date of Opening/ Acquisition/ Expansion	Legal Ownership (1)	Pro-Rata Ownership (2)	Location	Leasable Units (5)	Leasable Units at Pro-Rata % (5)	Nonrecourse Debt Pro-Rata Consolidation (3) (in thousands)
Unconsolidated Subsidized Senior Housing Apartments
Autumn Ridge Village	2002	100%	100%	Sterling Heights, MI	251	251	$7,347
Bowin Place	1998	95%	95%	Detroit, MI	193	183	5,067
Brookpark Place	1976	100%	100%	Wheeling, WV	152	152	279
Buckeye Towers	1976	16%	16%	New Boston, OH	120	18	349
Burton Place	2000	90%	90%	Burton, MI	200	180	6,191
Cambridge Towers	2002	100%	100%	Detroit, MI	250	250	5,212
Canton Towers	1978	16%	16%	Canton, OH	199	31	—
Carl D. Perkins	2002	100%	100%	Pikeville, KY	150	150	4,502
Casa Panorama	1978	99%	99%	Panorama City, CA	154	152	1,193
Citizen’s Plaza	1981	9%	50%	New Kensington, PA	101	51	1,073
Connellsville Towers	1981	25%	21%	Connellsville, PA	111	24	685
Coraopolis Towers	2002	80%	80%	Coraopolis, PA	200	160	3,454
Donora Towers	2002	100%	100%	Donora, PA	103	103	2,378
Farmington Place	1980	100%	100%	Farmington, MI	153	153	5,419
Fenimore Court	1982	9%	50%	Detroit, MI	144	72	2,010
Fort Lincoln II	1979	45%	45%	Washington, D.C.	176	79	5,211
Fort Lincoln III & IV	1981	25%	25%	Washington, D.C.	306	76	6,993
Frenchtown Place	1975	17%	100%	Monroe, MI	151	151	1,532
Glendora Gardens	1983	2%	46%	Glendora, CA	105	48	3,665
Grove	2003	100%	100%	Ontario, CA	101	101	6,823
John Sale Manor	1977	7%	7%	Xenia, OH	118	8	240
Lakeland Place	1998	95%	95%	Waterford, MI	200	190	4,681
Lima Towers	1977	16%	16%	Lima, OH	200	31	530
Miramar Towers	1980	13%	100%	Los Angeles, CA	157	157	2,325
Noble Towers	1979	50%	50%	Pittsburgh, PA	133	67	1,639
North Port Village	1981	31%	31%	Port Huron, MI	251	77	1,846
Oceanpointe Towers	1980	13%	100%	Long Branch, NJ	151	151	12,804
Park Place Towers	1975	24%	100%	Mt. Clemens, MI	187	187	1,923
Pine Grove Manor	1973	19%	100%	Muskegon Township, MI	172	172	1,960
Plymouth Square Village	2003	100%	100%	Detroit, MI	280	280	5,928
Potomac Heights Apartments	1981	13%	100%	Keyser, WV	141	141	2,725
Riverside Towers	1977	10%	100%	Coshocton, OH	100	100	1,894
Shippan Place	1980	100%	100%	Stamford, CT	148	148	4,851
St. Mary’s Villa	2002	44%	44%	Newark, NJ	360	159	9,328
The Springs	1981	13%	100%	La Mesa, CA	129	129	3,079
Tower 43	2002	100%	100%	Kent, OH	101	101	2,425
Towne Centre Place	1975	18%	100%	Ypsilanti, MI	170	170	1,717
Village Center	1983	100%	100%	Detroit, MI	254	254	1,745

Real Estate Operating Portfolio as of December 31, 2015 - Residential Group - Apartments (continued)

Name	Date of Opening/ Acquisition/ Expansion	Legal Ownership (1)	Pro-Rata Ownership (2)	Location	Leasable Units (5)	Leasable Units at Pro-Rata % (5)	Nonrecourse Debt Pro-Rata Consolidation (3) (in thousands)
Unconsolidated Subsidized Senior Housing Apartments (continued)
Village Square	1978	100%	100%	Williamsville, NY	100	100	$3,847
Ziegler Place	1978	100%	100%	Livonia, MI	141	141	4,070
Unconsolidated Subsidized Senior Housing Apartments Total					6,813	5,148	$138,940
Unconsolidated Apartments Total					16,202	9,455	$661,991
Combined Apartments Total					31,452	22,823	$1,860,075
Federally Subsidized Housing (Total of 4 Buildings)					623
Total Apartment Units at December 31, 2015					32,075
Total Apartment Units at December 31, 2014					32,666

Real Estate Portfolio as of December 31, 2015 - Residential Group - Military Housing

Name	Date of Opening/ Acquisition/ Expansion	Legal Ownership (1)	Pro-Rata Ownership (2)	Location	Leasable Units (5)	Nonrecourse Debt Pro-Rata Consolidation (3) (in thousands)
Unconsolidated Military Housing (7)
Air Force Academy	2007-2011	50%	50%	Colorado Springs, CO	427	$28,458
Marine Corp Base - Hawaii	2007-2014	1%	^	Kaneohe, HI	2,316	—
Marines Region - Hawaii (Under Construction)	2015-2018	1%	^	Honolulu, HI	260	—
Midwest Millington	2008-2011	1%	^	Memphis, TN	318	—
Navy Midwest	2006-2011	1%	^	Chicago, IL	1,401	—
Navy Region - Hawaii	2005-2011	1%	^	Honolulu, HI	4,472	—
Pacific Northwest Communities	2007-2011	20%	^	Seattle, WA	3,077	—
Pacific Northwest Communities - Phase II (Under Construction)	2015-2018	20%	^	Seattle, WA	367	—
Southern Group:
Arnold Air Force Base	2011-2013	100%	^^	Tullahoma, TN	22	—
Joint Base Charleston	2011-2013	100%	^^	Charleston, SC	345	—
Keesler Air Force Base	2011-2012	100%	^^	Biloxi, MS	1,184	—
Shaw Air Force Base	2011-2015	100%	^^	Sumter, SC	630	—
Unconsolidated Military Housing Total					14,819	$28,458
Total Military Housing at December 31, 2015					14,819	$28,458
Total Military Housing at December 31, 2014					14,559	$28,712

(1)	Represents our actual equity ownership in the underlying property, rounded to the nearest whole percent.

(2)
Represents the percentage of income or loss allocation expected to be received during the reporting period based on the entity's capital structure. Amounts differ from legal ownership due to various scenarios, including but not limited to our right to preferred returns on our initial or disproportionate equity fundings, various tax credits and tax related structures. (Rounded to the nearest whole percent.)

(3)
Amounts are derived from the respective Pro-Rata balance sheet line item as of December 31, 2015 and 2014 and are reconciled to their GAAP equivalents in the Selected Financial Information section of this supplemental package.

(4)	On January 29, 2016, we closed on the creation of a joint venture with QIC, in which QIC acquired 51% of our equity ownership of Westchester’s Ridge Hill.

(5)	Represents 100% of the leasable units in the apartment community. Leasable units at Pro-Rata % represent the total leasable units multiplied by the Pro-Rata ownership percent.

(6)	Represents 25% of 530 market rate units and 100% of 135 affordable units.

(7)	On February 22, 2016, we completed the sale of all unconsolidated military housing entities.

^	Our share of residual cash flow ranges from 0-20% during the life cycle of the project.

^^	We do not share in any cash flow from operations. However, we are entitled to the return of our equity at the end of the 50-year lease term.